EXHIBIT 10.1



                           REVOLVING CREDIT AGREEMENT

                                      AMONG

                            AMERIVEST PROPERTIES INC.

                                       and

                  FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT


                                       and

                            THE LENDERS PARTY HERETO

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                                TABLE OF CONTENTS


ss.1.    DEFINITIONS AND RULES OF INTERPRETATION...............................1

         ss.1.1.  DEFINITIONS..................................................1

         ss.1.2.  RULES OF INTERPRETATION.....................................16


ss.2.    REVOLVING CREDIT FACILITY............................................17

         ss.2.1.  COMMITMENT TO LEND; LIMITATION ON TOTAL COMMITMENT..........17

         ss.2.2.  CHANGES IN TOTAL COMMITMENT.................................17

         ss.2.3.  THE NOTES...................................................18

         ss.2.4.  INTEREST ON LOANS...........................................19

         ss.2.5.  REQUESTS FOR LOANS..........................................19

         ss.2.6.  CONVERSION OPTIONS..........................................19

         ss.2.7.  FUNDS FOR LOANS.............................................20

         ss.2.8.  LETTERS OF CREDIT...........................................21


ss.3.    REPAYMENT OF THE LOANS...............................................24

         ss.3.1.  MATURITY....................................................24

         ss.3.2.  MANDATORY REPAYMENTS OF LOAN................................24

         ss.3.3.  OPTIONAL REPAYMENTS OF LOANS................................24


ss.4.    CERTAIN GENERAL PROVISIONS...........................................25

         ss.4.1.  FEES........................................................25

         ss.4.2.  COMMITMENT FEE..............................................25

         ss.4.3.  FUNDS FOR PAYMENTS..........................................26

         ss.4.4.  COMPUTATIONS................................................26

         ss.4.5.  ADDITIONAL COSTS, ETC.......................................27

         ss.4.6.  CAPITAL ADEQUACY............................................28

         ss.4.7.  CERTIFICATE.................................................28

         ss.4.8.  INDEMNITY...................................................28

         ss.4.9.  INTEREST ON OVERDUE AMOUNTS.................................28

         ss.4.10. INABILITY TO DETERMINE EURODOLLAR RATE......................28

         ss.4.11. ILLEGALITY..................................................29

         ss.4.12. REPLACEMENT OF LENDERS......................................29


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ss.5.    COLLATERAL SECURITY; NO LIMITATION ON RECOURSE.......................30

         ss.5.1. COLLATERAL SECURITY..........................................30

         ss.5.2. NO LIMITATION ON RECOURSE....................................30

         ss.5.3. ADDITIONAL PROPERTIES........................................30

         ss.5.3. ADDITIONAL PROPERTIES........................................30

         ss.5.4. CONDITIONS TO APPROVAL OF ADDITIONAL PROPERTIES..............31

         ss.5.5. RELEASE OF MORTGAGED PROPERTIES..............................31

         ss.5.6. CHATEAU PLAZA RESERVE ACCOUNT................................32


ss.6.    REPRESENTATIONS AND WARRANTIES.......................................32

         ss.6.1.  AUTHORITY; ETC..............................................32

         ss.6.2.  GOVERNMENTAL APPROVALS......................................33

         ss.6.3.  TITLE TO PROPERTIES; LEASES.................................34

         ss.6.4.  FINANCIAL STATEMENTS........................................34

         ss.6.5.  NO MATERIAL CHANGES.........................................34

         ss.6.6.  FRANCHISES, PATENTS, COPYRIGHTS, ETC........................35

         ss.6.7.  LITIGATION..................................................35

         ss.6.8.  NO MATERIALLY ADVERSE CONTRACTS, ETC........................35

         ss.6.9.  COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC................35

         ss.6.10. TAX STATUS..................................................35

         ss.6.11. EVENT OF DEFAULT............................................35

         ss.6.12. INVESTMENT COMPANY ACT......................................36

         ss.6.13. ABSENCE OF FINANCING STATEMENTS, ETC........................36

         ss.6.14. SETOFF, ETC.................................................36

         ss.6.15. CERTAIN TRANSACTIONS........................................36

         ss.6.16. BENEFIT PLANS; MULTIEMPLOYER PLANS; GUARANTEED PENSION
                  PLANS.......................................................36

         ss.6.17. REGULATIONS U AND X.........................................36

         ss.6.18. ENVIRONMENTAL COMPLIANCE....................................36

         ss.6.19. SUBSIDIARIES AND AFFILIATES.................................38

         ss.6.20. LEASES......................................................38

         ss.6.21. LOAN DOCUMENTS..............................................39

         ss.6.22. MORTGAGED PROPERTIES........................................39

ss.7.    AFFIRMATIVE COVENANTS OF THE BORROWER................................41


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         ss.7.1.  PUNCTUAL PAYMENT............................................41

         ss.7.2.  MAINTENANCE OF OFFICE.......................................41

         ss.7.3.  RECORDS AND ACCOUNTS........................................41

         ss.7.4.  FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION..........41

         ss.7.5.  NOTICES.....................................................42

         ss.7.6.  EXISTENCE; MAINTENANCE OF REIT STATUS; MAINTENANCE OF
                  PROPERTIES..................................................43

         ss.7.7.  INSURANCE...................................................44

         ss.7.8.  TAXES.......................................................44

         ss.7.9.  INSPECTION OF PROPERTIES AND BOOKS..........................44

         ss.7.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS......45

         ss.7.11. USE OF PROCEEDS.............................................45

         ss.7.12. APPRAISALS..................................................45

         ss.7.13. LEASES; LEASE APPROVALS.....................................45

         ss.7.14. INTEREST RATE PROTECTION....................................46

         ss.7.15. FURTHER ASSURANCE...........................................46

         ss.7.16. REAL ESTATE ASSETS SUBSEQUENTLY ACQUIRED....................46

         ss.7.17. ENVIRONMENTAL INDEMNIFICATION...............................46

         ss.7.18. RESPONSE ACTIONS............................................47

         ss.7.19. ENVIRONMENTAL ASSESSMENTS...................................47

         ss.7.20. EMPLOYEE BENEFIT PLANS......................................47


ss.8.    CERTAIN NEGATIVE COVENANTS OF THE BORROWER...........................48

         ss.8.1.  RESTRICTIONS ON INDEBTEDNESS................................48

         ss.8.2.  RESTRICTIONS ON LIENS, ETC..................................48

         ss.8.3.  RESTRICTIONS ON INVESTMENTS.................................49

         ss.8.4.  MERGER, CONSOLIDATION AND DISPOSITION OF PROPERTIES.........50

         ss.8.5.  SALE AND LEASEBACK..........................................51

         ss.8.6.  COMPLIANCE WITH ENVIRONMENTAL LAWS..........................51

         ss.8.7.  DISTRIBUTIONS...............................................51

         SS.8.8.  MAJOR LEASES................................................51


ss.9.    FINANCIAL COVENANTS OF THE BORROWER..................................52

         ss.9.1.  BORROWING BASE VALUE........................................52

         ss.9.2.  MINIMUM DEBT SERVICE COVERAGE...............................52

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         ss.9.3.   TOTAL LIABILITIES TO GROSS ASSET VALUE.....................52

         ss.9.4.   ADJUSTED EBITDA TO INTEREST EXPENSE........................52

         ss.9.5.   EBITDA TO FIXED CHARGES....................................52

         ss.9.6.   MINIMUM TANGIBLE NET WORTH.................................52


ss.10.   CONDITIONS TO EFFECTIVENESS..........................................52

         ss.10.1.  LOAN DOCUMENTS.............................................53

         ss.10.2.  GOOD STANDING CERTIFICATES AND CERTIFIED COPIES............53

         ss.10.3.  BY-LAWS; RESOLUTIONS.......................................53

         ss.10.4.  INCUMBENCY CERTIFICATE; AUTHORIZED SIGNERS.................53

         ss.10.5.  OPINIONS OF COUNSEL CONCERNING ORGANIZATION AND LOAN
                   DOCUMENTS..................................................53

         ss.10.6.  PAYMENT OF FEES............................................53

         ss.10.7.  VALIDITY OF LIENS..........................................53

         ss.10.8.  SURVEY.....................................................54

         ss.10.9.  TITLE INSURANCE; TITLE EXCEPTION DOCUMENTS.................54

         ss.10.10. LEASES.....................................................54

         ss.10.11. SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENTS;
                   ESTOPPEL CERTIFICATES......................................54

         ss.10.12. CERTIFICATES OF INSURANCE..................................54

         ss.10.13. HAZARDOUS SUBSTANCE ASSESSMENTS............................54

         ss.10.14. EVIDENCE OF COMPLIANCE WITH LAWS AND PERMITS...............54

         ss.10.15. APPRAISALS.................................................54

         ss.10.16. INSPECTING ENGINEER'S REPORTS..............................55

         ss.10.17. UCC LIEN SEARCHES..........................................55

         ss.10.18. PURCHASE OF MORTGAGED PROPERTIES...........................55

         ss.10.19. COMPLIANCE CERTIFICATE.....................................55


ss.11.   CONDITIONS TO ALL BORROWINGS.........................................55

         ss.11.1.  REPRESENTATIONS TRUE; NO EVENT OF DEFAULT; COMPLIANCE
                   CERTIFICATE................................................55

         ss.11.2.  NO LEGAL IMPEDIMENT........................................56

         ss.11.3.  GOVERNMENTAL REGULATION....................................56

         ss.11.4.  PROCEEDINGS AND DOCUMENTS..................................56


ss.12.   EVENTS OF DEFAULT; ACCELERATION; ETC.................................56

         ss.12.1.  EVENTS OF DEFAULT AND ACCELERATION.........................56

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         ss.12.2.  TERMINATION OF COMMITMENTS.................................58

         ss.12.3.  REMEDIES...................................................59

         ss.12.4.  DISTRIBUTION OF COLLATERAL PROCEEDS........................59

         ss.12.5.  ADDITION OF REAL ESTATE ASSETS TO CURE DEFAULT.............60


ss.13.   SETOFF...............................................................60


ss.14.   THE AGENT............................................................61

         ss.14.1.  AUTHORIZATION..............................................61

         ss.14.2.  EMPLOYEES AND AGENTS.......................................61

         ss.14.3.  NO LIABILITY...............................................61

         ss.14.4.  NO REPRESENTATIONS.........................................61

         ss.14.5.  PAYMENTS...................................................62

         ss.14.6.  HOLDERS OF NOTES...........................................63

         ss.14.7.  INDEMNITY..................................................63

         ss.14.8.  AGENT AS LENDER............................................63

         ss.14.9.  RESIGNATION AND REMOVAL....................................63

         ss.14.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT.............63

         ss.14.11. DUTIES IN THE CASE OF ENFORCEMENT..........................64


ss.15.   EXPENSES.............................................................64


ss.16.   INDEMNIFICATION......................................................65


ss.17.   SURVIVAL OF COVENANTS, ETC...........................................65


ss.18.   ASSIGNMENT: PARTICIPATIONS; ETC......................................66

         ss.18.1.  CONDITIONS TO ASSIGNMENT BY LENDERS........................66

         ss.18.2.  CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS;
                   COVENANTS..................................................66

         ss.18.3.  REGISTER...................................................67

         ss.18.4.  NEW NOTES..................................................67

         ss.18.5.  PARTICIPATIONS.............................................68

         ss.18.6.  PLEDGE BY LENDER...........................................68

         ss.18.7.  NO ASSIGNMENT BY BORROWER..................................68

         ss.18.8.  DISCLOSURE.................................................68


ss.19.   NOTICES, ETC.........................................................68

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ss.20.   GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE...................69


ss.21.   HEADINGS.............................................................69


ss.22.   COUNTERPARTS.........................................................69


ss.23.   ENTIRE AGREEMENT.....................................................70


ss.24.   WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.......................70


ss.25.   CONSENTS, AMENDMENTS, WAIVERS, ETC...................................70


ss.26.   SEVERABILITY.........................................................71

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                           REVOLVING CREDIT AGREEMENT


     This REVOLVING CREDIT AGREEMENT is made as of the 12th day of November, 2002, by and among AMERIVEST PROPERTIES INC., a Maryland corporation (the "Borrower"), and FLEET NATIONAL BANK, a national banking association ("FNB"), the other lending institutions which are listed on Schedule 1, (the "Lenders") and FLEET NATIONAL BANK, as agent for itself and such other lending institutions (the "Agent").

     WHEREAS, the Borrower has requested and FNB has agreed to provide a revolving credit facility, and portions of such facility may be assigned to other lending institutions, and Borrower has agreed to provide real property collateral and other collateral to FNB and such other lending institutions;

     NOW, THEREFORE, to accomplish these purposes, the Agent, the Borrower and the Lenders hereby agree as follows:

ss.1. DEFINITIONS AND RULES OF INTERPRETATION

     ss.1.1. Definitions The following terms shall have the meanings set forth in this ss.l or elsewhere in the provisions of this Agreement referred to below:

     Adjusted EBITDA. EBITDA minus the Reserve Amount for all Real Estate Assets owned by Borrower or any of the Related Companies.

     Adjusted Net Operating Income. For each Mortgaged Property, the Net Operating Income for such Mortgaged Property for the six month period that ended as of the end of the last preceding quarter for which a Compliance Certificate has been delivered pursuant to ss.7.4(d), multiplied by two (2), minus the Reserve Amount for such Mortgaged Property. With respect to Chateau Plaza, if the current lease of the Dean Foods Premises is terminated, the termination fee shall not be included in Adjusted Net Operating Income, and to the extent that portions of such premises are relet pursuant to Leases approved by the Agent, Adjusted Net Operating Income for Chateau Plaza may be adjusted on a proforma basis as though each Lease which is an Effective Lease on the last day of such six month period had been in effect throughout such period, provided that any rent paid by the tenant under the current lease of the Dean Foods Premises allocable to the relet premises for such six month period shall be excluded from such proforma Adjusted Net Operating Income. Prior to making any proforma adjustments as described in the preceding sentence Borrower shall submit a detailed explanation thereof to the Agent for its approval.

     Additional Properties. Real Estate Assets which hereafter become Mortgaged Properties pursuant to ss.5.3.

     Affiliated Lenders. Any commercial bank which is (i) the parent corporation of any of the Lenders originally listed on Schedule 1, (ii) a wholly-owned subsidiary of any of the Lenders or (iii) a wholly-owned subsidiary of the parent corporation of any of the Lenders.

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     Agent. Fleet National Lender acting as agent for the Lenders or any successor agent.

     Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

     Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

     Appraisals. Appraisals of the value of the Mortgaged Properties, prepared in writing independently and impartially by qualified appraisers selected and retained by the Agent and paid for by Borrower, the form and substance of such appraisals and final determination of market value of the Mortgaged Properties thereunder to be reviewed and subject to approval by the Agent based on its internal appraisal review policies and procedures. All appraisals shall be prepared in accordance with the Uniform Standards of Professional Appraisal Practice, Supplemental Standards Applicable to Federally Related Transactions, as further described in Title XI of the "Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), and any additional standards and conditions required for appraisals prepared for the Lenders. All Appraisals shall disregard any value associated with any unimproved land located on the applicable Mortgaged Property.

     Appraised Value. The market value of each of the Mortgaged Properties, determined by the Agent based on an Appraisal of such Mortgaged Property, after discretionary adjustments of the value shown in such Appraisal following a review by the Agent's appraisal review department.

     Arranger. Fleet Securities, Inc. or any successor.

     Assignment and Acceptance. See ss.18.

     Assignments of Leases and Rents. The assignments of rents and leases from the Mortgagor to the Agent pursuant to which the Mortgagor shall grant and assign to the Agent as agent for the Lenders a security interest in and assignment of the Mortgagor's interest as lessor with respect to all Leases and rents thereunder of all or any part of the Mortgaged Properties as security for the Obligations.

     Balance Sheet Date. December 31, 2001.

     Borrower. As defined in the preamble hereto.

     Borrowing Base Value. For each Mortgaged Property, Borrowing Base Value shall equal seventy percent (70%) of the lesser of (a) the Appraised Value of such Mortgaged Property or (b) an amount equal to the sum of the purchase price of such Mortgaged Property plus all capital expenditures for improvements to the Mortgaged Property approved by the Agent and made by the Mortgagor since the date of purchase.

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     Borrowing Date. The date on which any Loan is made or is to be made
(including, without limitation, the date on which any Mandatory Prime Rate Loan is made), and the date on which any Loan is converted or continued in accordance with ss.2.6.

     Buildings. The buildings, structures and other improvements now or hereafter located on the Mortgaged Properties.

     Building Service Equipment. All apparatus, fixtures and articles of personal property owned by the Mortgagor now or hereafter attached to or used or procured for use in connection with the operation or maintenance of any Building located on or included in the Mortgaged Properties, including, but without limiting the generality of the foregoing, all engines, furnaces, boilers, stokers, pumps, heaters, tank, dynamos, motors, generators, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, gas and electric fixtures, elevators, escalators, fittings, and machinery and all other equipment of every kind and description, used or procured for use in the operation of the Buildings (except apparatus, fixtures or articles of personal property belonging to lessees or other occupants of such building or to persons other than the Mortgagor unless the same be abandoned by any such lessee or other occupant or person), together with any and all replacements thereof and additions thereto.

     Business Day. Any day other than a Saturday, Sunday or day which shall be in the Commonwealth of Massachusetts a legal holiday or day on which banking institutions are required or authorized to close and, in the case of LIBOR Loans, also a day which is a LIBOR Business Day.

     Capitalized Leases. Leases under which the Borrower is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the Borrower in accordance with Generally Accepted Accounting Principles.

     CERCLA. See ss.6.18.

     Chateau Plaza. The Real Estate Asset know as Chateau Plaza located at 2515 McKinney Avenue, Dallas, Texas.

     Chateau Plaza Reserve Account. See ss.5.6

     Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

     Collateral. All of the properties of the Borrower or of any Guarantor that are subject to the security interests, liens and mortgages created by the Security Documents, including, without limitation, the Mortgaged Properties, the Leases and the Permits.

     Collateral Account Agreement. The Collateral Account Agreement between AmeriVest Chateau Inc. and FNB with respect to the Chateau Plaza Reserve Account to be executed and delivered on or before the date that Chateau Plaza becomes a Mortgaged Property.

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     Collateral Cash Flow. The aggregate Adjusted Net Operating Income derived from the Mortgaged Properties.

     Commitment. With respect to each Lender, the amount set forth from time to time on Schedule 1.1 hereto as the amount of such Lender's commitment to make Loans to the Borrower.

     Commitment Increase. An increase in the Total Commitment to not more than $45,000,000 pursuant to ss. 2.2(a).

     Commitment Increase Date. See ss.2.2(a).

     Commitment Percentage. With respect to each Lender, the percentage set forth from time to time on Schedule 1.1 hereto as such Lender's percentage of the Total Commitment.

     Compliance Certificate. A certificate in the form of Exhibit C hereto signed by a Responsible Officer setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.9.1 through ss.9.6, ss.8.3(d) and ss.8.7.

     Controlled Unconsolidated Entity. An Unconsolidated Entity to the extent that the Borrower has the authority to make management decisions on behalf of such Unconsolidated Entity, or when this term is used with respect to the negative covenants herein, an Unconsolidated Entity in which the Borrower has the right or ability to prevent such Unconsolidated Entity from taking the action which is prohibited by the applicable negative covenant.

     Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with ss.2.6.

     Dean Foods Premises. That portion of Chateau Plaza currently leased to Dean Foods Company consisting of approximately 115,618 rentable square feet.

     Default. See ss.12.1.

     Distribution. The declaration or payment of any dividend or distribution of cash or cash equivalents to the shareholders of the Borrower or the limited partners of any operating partnership in which the Borrower is a general partner.

     Dollars or $. Dollars in lawful currency of the United States of America.

     Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule 1.3 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Prime Rate Loans.

     Drawing Date. The date on which a draft under a Letter of Credit is paid by the Agent.

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     EBITDA. For any period of calculation and without duplication, net income
(loss) of Borrower for such period (determined in accordance with Generally Accepted Accounting Principles, before allocations to minority interests and excluding all amounts attributable to the net income or net losses of Unconsolidated Entities) plus the sum of the following amounts (but only to the extent included in determining net income (loss) for such period): (a) depreciation and amortization expense of Borrower for such period plus (b) Interest Expense for such period plus (c) income tax expense of Borrower in respect of such period plus (d) extraordinary losses of Borrower, losses from the sale of assets of Borrower and losses resulting from forgiveness of debt by Borrower, all for such period minus (e) extraordinary gains of Borrower and gains from the sale of assets of Borrower for such period plus (f) any cash dividends or distributions actually received (and not reinvested) by Borrower from its Unconsolidated Entities.

     Effective Date. The date upon which this Agreement shall become effective pursuant to ss.10.

     Effective Leases. As of any date, those Leases currently in effect on such date with the tenant thereunder in substantial occupancy of the leased premises, having commenced the payment of rent at the regular rate specified in the Lease (i.e., any free rent periods have expired) and not, as of such date, in default beyond any applicable notice and cure period.

     Eligible Assignee. Any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with Generally Accepted Accounting Principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (d) the central bank of any country which is a member of the OECD; (e) an insurance company and other institutional investor having a net worth of at least $100,000,000 that, in the reasonable judgment of the Agent, has substantial experience in real estate lending or investing in loans similar to the Loans; (f) an investment fund or similar entity having a net worth of at least $100,000,000 that is engaged in making, purchasing or holding bank loans or similar extensions of credit and that is managed by an investment advisor that, in the reasonable judgment of the Agent, has substantial experience in real estate lending or investing in loans similar to the Loans or
(g) an Affiliated Lender, provided, however that the Borrower, the Related Companies and the Unconsolidated Entities shall not be Eligible Assignees.

     Employee Benefit Plan. Any employee benefit plan within the meaning of ss.3
(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws. See ss.6.18(a).

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     Environmental Reports. Reports addressed to the Agent prepared by environmental engineering firms acceptable to the Agent relating to environmental site assessments conducted with respect to the Mortgaged Properties described in Schedule 6.18 hereto and conducted with respect to prospective Additional Properties pursuant to ss.5.3.

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under ss.414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurocurrency Reserve Rate. For any day with respect to a LIBOR Loan, the maximum rate (expressed as a decimal) at which any Lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against Eurocurrency Liabilities" (as that term is used in Regulation D) , if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Event of Default. See ss.12.1.

     Fixed Charges. With respect to any fiscal period of the Borrower, an amount equal to the sum of (i) Interest Expense, (ii) regularly scheduled installments of principal payable with respect to all Indebtedness of Borrower, excluding any balloon payments due at the maturity of such Indebtedness, plus (iii) all dividend payments due to the holders of any preferred stock of the Borrower.

     FNB. See preamble.

     Funds From Operations. With respect to any fiscal period of the Borrower, an amount equal to net income (computed in accordance with Generally Accepted Accounting Principles) from the operation of Real Estate Assets, excluding gains (or losses) from debt restructuring and sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

     Generally Accepted Accounting Principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Borrower adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in Generally Accepted Accounting Principles) as to financial statements in which such principles have been properly applied.

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     Gross Asset Value. At any date, Borrower's total assets, adjusted to add back the accumulated depreciation of its real estate assets, all as determined in accordance with Generally Accepted Accounting Principals as of such date.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantor. AmeriVest Centerra Inc., a Colorado corporation, AmeriVest Chateau Inc., a Texas corporation and each Related Company that owns a Real Estate Asset approved by the Majority Lenders as an Additional Property and that executes and delivers a Guaranty.

     Guaranty. The Unconditional Guaranty of Payment and Performance from each Guarantor to the Agent pursuant to which such Guarantor shall guarantee the Obligations.

     Hazardous Substances. See ss.6.18(b).

     Indebtedness. All obligations, contingent and otherwise, that in accordance with Generally Accepted Accounting Principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including, without limitation, all of the following, whether or not so classified: (a) the Obligations, (b) all debt and similar monetary obligations, whether direct or indirect; (c) all liabilities secured by any mortgage, pledge, negative pledge, security interest, lien, negative lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed;
(d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness or obligations of others, including any liability as the general partner of a partnership, any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; and (e) such obligor's liabilities, contingent or otherwise of the type set forth in (a) through (d) above, under any joint venture, limited liability company or partnership agreement.

     Indemnity Agreements. The Indemnity Agreements Regarding Hazardous Materials from the Borrower to the Agent and the Lenders pursuant to which the Borrower shall, among other things, indemnify the Agent and the Lenders from all environmental liability on or affecting the Mortgaged Properties in accordance with the terms thereof.

     Interest Expense. With respect to any fiscal period of the Borrower, an amount equal to the sum of the following with respect to all Indebtedness of the Borrower and the Related Companies: (i) total interest expense, accrued in accordance with Generally Accepted Accounting Principles plus (ii) all capitalized interest determined in accordance with Generally Accepted Accounting Principles.

     Interest Payment Date. As to any Prime Rate Loan or LIBOR Loan, the first day of each calendar month.

     Interest Period. With respect to each Loan, (a) initially, the period commencing on the Borrowing Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (except that no Loan Request is required for Mandatory Prime Rate Loans) (i) for any Prime Rate Loan, the day on which such Prime Rate Loan is paid in full or converted to a LIBOR Loan; and (ii) for any LIBOR Loan, 1, 2 or 3 months; and
(b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period with respect to a LIBOR Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

          (B) if any Interest Period with respect to a Prime Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (C)if the Borrower shall fail to give notice as provided in ss.2.6, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Loan to a Prime Rate Loan on the last day of the then current Interest Period with respect thereto;

          (D) any Interest Period relating to any LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

          (E) any Interest Period relating to any LIBOR Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

     Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock, partnership or membership interests or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Leases. Leases, licenses and agreements whether written or oral, relating to the use or occupation of space in or on the Buildings or on the Mortgaged Properties by persons other than the applicable Mortgagor, including but not limited to the leases listed on Schedule 6.20.

     Lenders. FNB and the other lending institutions listed from time to time on
Schedule 1 hereto and any other Person who becomes an assignee of any rights of a Lender pursuant to ss.18 or a Person who acquires all or substantially all of the stock or assets of a Lender.

     Letter of Credit. A letter of credit issued by the Agent for the account of the Borrower pursuant to ss.2.8.

     Letter of Credit Request. See ss.2.8.

     LIBOR. As applicable to any LIBOR Loan, the rate per annum as determined on the basis of the offered rates for deposits in U.S. Dollars, for a period of time comparable to the Interest Period applicable to such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two LIBOR Business Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to the Interest Period applicable to such LIBOR Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) LIBOR Business Days preceding the first day of such LIBOR Loan as selected by the Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to the Interest Period applicable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days preceding the first day of such Interest Period applicable to such LIBOR Loan. In the event that the Agent is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Loan cannot be determined and ss.4.10 shall be applicable. In the event that the Board of Governors of the Federal Reserve System shall impose a Eurocurrency Reserve with respect to LIBOR deposits of Bank, then for any period during which such Eurocurrency Reserve shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Eurocurrency Reserve Rate.

     LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.

     LIBOR Lending Office. Initially, the office of each Lender designated as such in Schedule 1.3 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Loans.

     LIBOR Loans. Loans bearing interest calculated by reference to LIBOR.

     LIBOR Prepayment Fee. See ss.3.3.

     Loan Documents. This Agreement, the Notes, the Security Documents, the Indemnity Agreements, and any and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Loans.

     Loan Request. See ss.2.5.

     Loans. Loans made or to be made by the Lenders to the Borrower pursuant to ss.2.1 and ss.2.5, and Mandatory Prime Rate Loans made pursuant to ss.2.8.

     Mandatory Prime Rate Loans. Loans made by the Lenders (without a Loan Request) under the circumstances described in ss.2.8(d).

     Major Leases. A Lease of 7,500 square feet or more of the gross leasable area of a Building located on a Mortgaged Property and any guaranty of such Lease or a Lease of less than 7,500 square feet of the gross leasable area of a Building located on a Mortgaged Property if the Agent, with the approval of the Majority Lenders, determines such Lease to be a Major Lease.

     Major Tenants. As to any Major Lease, those tenants that are parties to that Major Lease and any guarantors of those tenants.

     Majority Lenders. As of any date, the Lenders whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total Commitment, provided that (i) if a single Lender's Commitment shall constitute more than 50% but less than 100% of the Total Commitment then Majority Lenders shall mean such Lender and at least one other Lender, and (ii) the Commitments of any Delinquent Lenders shall be disregarded when determining the Majority Lenders.

     Material Adverse Effect. A material adverse effect on (i) any of the Mortgaged Properties, (ii) the business, results of operations or financial condition of the Borrower and the Related Companies taken as a whole, (iii) the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents, or (iv) the validity or enforceability of any of the Loan Documents or the remedies or material rights of the Agent or the Lenders thereunder.

     Maturity Date. November 12, 2005, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

     Maximum Credit Amount. Maximum Credit Amount shall mean the least of the following: (i) the maximum amount of Outstanding Obligations without causing a violation of ss.9.1; (ii) the maximum amount of Outstanding Obligations without causing a violation of ss.9.2; and (iii) the Total Commitment.

     Mortgaged Properties. The (a) Real Estate Assets described on Schedule 1.1 hereto and such other Real Estate Assets which may be subsequently conveyed to the Agent as Additional Properties to secure the Obligations in accordance with ss.5.3 hereof, excluding from the foregoing any Real Estate Assets which the Agent may release pursuant to ss.5.5 hereof, as such Real Estate Assets are more particularly described in the Security Deeds; (b) the Buildings and Building Service Equipment located thereon and all Permits relating thereto; and (c) all other property incident to any of same described in any Security Document or other Loan Document.

     Mortgagor. With respect to each of the Mortgaged Properties, the Borrower or the Guarantor that is the owner thereof.

     Multiemployer Plan. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     Net Offering Proceeds. All cash proceeds received after the Effective Date by the Borrower, as a result of the sale of common, preferred or other classes of stock of the Borrower less customary costs and discounts of issuance paid by Borrower in connection therewith.

     Net OP Proceeds. All cash proceeds received and the fair market value of all property contributed, after the Effective Date, as a result of the issuance of any limited partnership interests, limited liability company interests or other equity interests in any entity that is a Related Company (such entities being sometimes called "operating partnerships") less customary costs and discounts of issuance paid by such operating partnership or Borrower in connection therewith.

     Net Operating Income. With respect to any fiscal period of the Borrower and with respect to any one or more of the Real Estate Assets, the total rental and other income from the operation of such Real Estate Assets, after deducting all expenses and other proper charges incurred by the Borrower in connection with the operation of such Real Estate Assets during such fiscal period, including, without limitation, real estate taxes and bad debt expenses, but before payment or provision for debt service charges, income taxes, and depreciation, amortization, and other non-cash expenses, all as determined in accordance with Generally Accepted Accounting Principles except that there shall be no rent leveling adjustments made when computing Net Operating Income.

     Notes. See ss.2.3.

     Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Lenders and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Letters of Credit or the Notes or other instruments at any time evidencing any thereof, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law of otherwise.

     Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

     Outstanding Obligations. As of any date of determination, the sum of the outstanding principal amount of the Loans plus the stated amount of each Letter of Credit issued under ss.2.8 which has not expired or terminated prior to the date of determination.

     PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

     Permits. All governmental permits, licenses, and approvals necessary for the lawful operation and maintenance of the Mortgaged Properties.

     Permitted Liens. Liens, security interests and other encumbrances permitted by ss.8.2.

     Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Prepayment Date. See ss.3.3.

     Prime Rate. The variable per annum rate of interest designated from time to time by FNB as its Prime Rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

     Prime Rate Loans. Those Loans bearing interest calculated by reference to the Prime Rate.

     Pro Forma Debt Service Charges. For any fiscal period of the Borrower, an amount determined by the Agent based on the higher of (A) a nine and one quarter percent (9.25%) constant on the Pro Forma Principal Amount or (B) the sum of the monthly principal and interest payments that would be due during such fiscal period based on a twenty-five (25) year mortgage style amortization schedule, calculated on the Pro Forma Principal Amount and an interest rate equal to the greater of (i) the actual average interest rate on the Loans during such period or (ii) the then current ten (10) year U.S. Treasury note yield plus two and one-half percent (2.5%).

     Pro Forma Principal Amount. (a) With respect to Compliance Certificates delivered pursuant to ss.7.4(d), the Outstanding Obligations at the end of the applicable fiscal quarter; (b) with respect to Compliance Certificates delivered pursuant to ss.2.5, ss.2.8(b) or ss.11.1, the Outstanding Obligations after giving effect to the requested Loan or Letter of Credit; (c) with respect to

Compliance Certificates delivered pursuant to ss.5.5, ss.8.1(f) or ss.8.4(c), the principal amount outstanding after giving effect to any proposed transaction including any payments on the Loans in connection therewith.

     Properties. All Real Estate Assets, Real Estate, and all other assets, including, without limitation, intangibles and personalty owned by the Borrower.

     Real Estate. All real property at any time owned, leased (as lessee or sublessee) or operated by the Borrower, or any of the Related Companies or any Controlled Unconsolidated Entity.

     Real Estate Assets. Those fixed and tangible properties consisting of land, buildings and/or other improvements owned by the Borrower, by any of the Related Companies or by any Controlled Unconsolidated Entity at the relevant time of reference thereto, including without limitation, the Mortgaged Properties, but excluding all leaseholds other than leaseholds under ground leases having an unexpired term of 30 years.

     Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

     Related Companies. The entities listed and described on Schedule 1.3 hereto, or thereafter, any entity whose financial statements are consolidated or combined with the Borrower's pursuant to Generally Accepted Accounting Principles, or any ERISA Affiliate.

     Release. See ss.6.18(c)(iii).

     Reserve Amount. With respect to any Real Estate Assets or group of Real Estate Assets, a normalized annual reserve for capital expenditures, replacement reserves and leasing costs at the rate of $0.25 per year per square foot of net leasable area contained in all buildings on such Real Estate Assets.

     Responsible Officer. With respect to the Borrower, any one of its Chairman, President, Chief Executive Officer, Chief Financial Officer, or Executive Vice Presidents or Vice Presidents.

     Security Deeds. The mortgages, deeds to secure debt and deeds of trust from each Mortgagor to the Agent pursuant to which such Mortgagor shall mortgage or convey the Mortgaged Properties as security for the Obligations.

     Security Documents. The Security Deeds, the Assignments of Rents and Leases, the Collateral Account Agreement, the Subordination, Attornment and Non-Disturbance Agreements and the UCC-1 financing statements.

     Subordination, Attornment and Non-Disturbance Agreement. An agreement among and executed by the Agent, the Mortgagor and a tenant under a Lease pursuant to which such tenant agrees to subordinate its rights under the Lease to the lien of a Security Deed and agrees to recognize the Agent or its successor in interest as landlord under the Lease in the event of a foreclosure or other transfer under the Security Deed and the Agent agrees to not disturb the possession of the tenant so long as there is no default beyond applicable grace periods under the Lease.

     Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent or other controlling Person shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Interests.

     Surveys. Instrument surveys of the Mortgaged Properties, which shall show the location of all Buildings, easements and utility lines on the Mortgaged Properties, shall be sufficient to remove the survey exception from the Title Policy, shall show that all Buildings are within the lot lines of the Mortgaged Properties, shall not show any encroachments by others, shall show the zoning district or districts in which the Mortgaged Properties are located and shall show whether or not the Mortgaged Properties are located in any flood hazard district as established by the Federal Emergency Management Agency or any successor agency or are located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and in addition shall meet the then applicable standards of the Agent.

     Surveyor Certificate. A certificates executed by the surveyor who prepared each Survey dated as of a recent date and containing such information relating to the Mortgaged Properties as the Agent or the Title Insurance Company may reasonably require, such certificate to be reasonably satisfactory to the Agent in form and substance.

     Tangible Net Worth. At any date, Borrower's total assets, adjusted to add back the accumulated depreciation of its real estate assets, less its Intangible Assets, less its total liabilities, all as determined in accordance with Generally Accepted Accounting Principals as determined as of such date. For purposes of this definition, "Intangible Assets" means with respect to any such intangible assets, (i) the amount (to the extent reflected in determining such total assets) of all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within 12 months after the acquisition of such business) in the book value of any asset (other than real property assets) owned by Borrower, and (ii) goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry forwards, copyrights, organization or developmental expenses and other intangible assets.

     Title Insurance Company shall mean Chicago Title Insurance Company or Stewart Title Guaranty Company.

     Title Policy shall mean for each Mortgaged Property an ALTA standard form (or TLTA standard form if the Mortgaged Property is in Texas) title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Agent may require, any such reinsurance to be with direct access endorsements) in an amount not less than the Appraised Value of the Mortgaged Property from time to time insuring the priority of the Security Deed and Assignment of Leases and Rents and that the Borrower holds good and clear record marketable (or indefeasible, with respect to Mortgaged Property located in Texas) fee simple title to the Mortgaged Property, subject only to the encumbrances permitted by the Security Deed and which shall not contain exceptions for mechanics liens, persons in occupancy (other than Leases listed on Schedule 6.20) or matters which would be shown by a survey (other than matters approved by the Agent in its reasonable discretion), shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its sole reasonable discretion, and shall contain such endorsements and affirmative insurance as the Agent in its reasonable discretion may require, including but not limited to (a) comprehensive endorsement, (b) variable rate of interest endorsement, (c) usury endorsement,
(d) revolving credit endorsement, (e) doing business endorsement, (f) ALTA form
3.1 zoning endorsement (g) survey(same-as) endorsement (h) access endorsement,
(i) single tax lot endorsement, (j) due execution endorsement, (k) mortgage tax endorsement, (l) subdivision endorsement (m) last dollar endorsement, (n) tie-in endorsement and (o) a first loss endorsement, to the extent that such endorsements are available in the state where the applicable Mortgaged Property is located. A tie-in endorsement will not be required for the initial two Title Policies, but upon issuance of a Title Policy with respect to an Additional Property, there shall be tie-in endorsements issued for all Title Policies issued by the same Title Insurance Company.

     Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time.

     Total Liabilities. The sum, without duplication of (i) all liabilities of the Borrower determined in accordance with the accounting principles used in the preparation of the financial statements delivered pursuant to ss.7.4, including capital leases, accounts payable, accrued expenses, mortgage payables, notes payable, senior notes, convertible debentures, subordinated debentures, and secured or unsecured debt owed to banks or other financial institutions (ii) all Indebtedness of the Borrower whether or not so classified, including, without limitation, all outstanding Loans under this Agreement, (iii) the balance available for drawing under letters of credit issued for the account of the Borrower and (iv) Borrower's Unconsolidated Entity Percentage of the Indebtedness of all Unconsolidated Entities.

     Type. As to any Loan its nature as a Prime Rate Loan or a LIBOR Loan.

     Unconsolidated Entity. As of any date, any Person in whom the Borrower or any Related Company holds an Investment, and whose financial results would not be consolidated under Generally Accepted Accounting Principles with the financial statements of the Borrower, if such statements were prepared as of such date. Unconsolidated Entities existing on the date hereof are set forth in
Schedule 1.3.

     Unconsolidated Entity Percentage. With respect to any Unconsolidated Entity, the percentage interest of the Borrower or any Related Company in such Unconsolidated Entity which shall be the greatest of the following: (a) the relative nominal direct and indirect ownership interest owned by Borrower or any Related Company (expressed as a percentage) in such Unconsolidated Entity, (b) the proportion (expressed as a percentage) of Borrower's relative contingent liability for the Indebtedness of such Unconsolidated Entity to that entity's total Indebtedness, or (c) the relative and indirect economic interest owned by Borrower or any Related Company (calculated as a percentage) in such Unconsolidated Entity determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, limited liability operating agreement, joint venture agreement or other applicable organizational document of such Unconsolidated Entity.

     Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage or conduct the business of the corporation, partnership, association, trust or other business entity involved.

     ss.1.2. Rules of Interpretation.

              (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

              (b) The singular includes the plural and the plural includes the singular.

              (c) A reference to any law includes any amendment or modification to such law.

              (d) A reference to any Person includes its permitted successors and permitted assigns.

              (e) Accounting terms not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles applied on a consistent basis by the accounting entity to which they refer and, except as otherwise expressly stated, all use of accounting terms with respect to the Borrower shall reflect the consolidation of the financial statements of Borrower and the Related Companies.

              (f) The words "include", "includes" and "including" are not limiting.

              (g) All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in Massachusetts, have the meanings assigned to them therein.

              (h) Reference to a particular "ss." refers to that section of this Agreement unless otherwise indicated.

              (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

              (j) The words "so long as any Loan or Note is outstanding" shall mean so long as such Loan or Note is not indefeasibly paid in full in cash.

ss.2. REVOLVING CREDIT FACILITY.

     ss.2.1. Commitment to Lend; Limitation on Total Commitment. Subject to the provisions of ss.2.5 and the other terms and conditions set forth in this Agreement, each of the Lenders severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Effective Date and the Maturity Date upon notice by the Borrower to the Agent given and approved by the Agent in accordance with ss.2.5, such sums as are requested by the Borrower up to a maximum aggregate principal amount of Outstanding Obligations (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment, provided that the sum of the Outstanding Obligations (after giving effect to all amounts requested) shall not at any time exceed the Maximum Credit Amount. The Loans shall be made pro rata in accordance with each Lender's Commitment Percentage and the Lenders shall at all times immediately adjust inter se any inconsistency between each Lender's outstanding principal amount and each Lender's Commitment. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in ss.10 or ss.11 (whichever is applicable) have been satisfied in all material respects on the date of such request and will be satisfied on the proposed Borrowing Date of the requested Loan, provided that the making of such representation and warranty by Borrower shall not limit the right of any Lender not to lend upon a determination by the Majority Lenders that such conditions have not been satisfied.

     ss.2.2. Increase in Total Commitment.

             (a) Provided that no Default or Event of Default has occurred and is continuing, the Borrower shall have the option to request an increase in the Total Commitment to not more than $45,000,000 by written notice to the Agent, provided that any such increase must become effective within the first twelve (12) months after the Effective Date. Upon receipt of such notice, the Agent shall consult with Arranger and shall notify the Borrower of the amount of facility fees to be paid to any Lenders who provide an Additional Commitment in connection with such increase in the Total Commitment. If the Borrower agrees to pay the facility fees so determined, then the Agent shall send a notice to all Lenders (the "Additional Commitment Request Notice") informing them of the Borrower's request to increase the Total Commitment and of the facility fees to be paid with respect thereto. Each Lender who desires to provide an Additional Commitment upon such terms shall provide Agent with a written commitment letter specifying the amount of the Additional Commitment by which it is willing to provide prior to such deadline as may be specified in the Additional Commitment Request Notice. If the requested increase is oversubscribed then the Agent and the Arranger shall allocate the Commitment Increase among the Lenders who provide such commitment letters on such basis as the Agent and the Arranger shall determine in their sole discretion. If the Additional Commitments so provided are not sufficient to provide the full amount of the Commitment Increase requested by the Borrower, then the Agent may, but shall not be obligated to, invite one or more Eligible Assignees to become a Lender and provide an Additional Commitment. The Agent shall provide all Lenders with a notice setting forth the amount, if any, of the Additional Commitment to be provided by each Lender and the revised Commitment Percentages which shall be applicable after the effective date of the Commitment Increase specified therein (the "Commitment Increase Date").

             (b) On the Commitment Increase Date the outstanding principal balance of the Loans shall be reallocated among the Lenders such that after the Commitment Increase Date the outstanding principal amount of Loans owed to each Lender shall be equal to such Lender's Commitment Percentage (as in effect after the Commitment Increase Date) of the outstanding principal amount of all Loans. On the Commitment Increase Date those Lenders whose Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed among the Lenders whose Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Loans. The funds so advanced shall be Prime Rate Loans until converted to LIBOR Loans which are allocated among all Lenders based on their Commitment Percentages. To the extent such reallocation results in certain Lenders receiving funds which are applied to LIBOR Loans prior to the last day of the applicable Interest Period, then the Borrower shall pay to the Agent for the account of the affected Lenders the LIBOR Prepayment Fee which shall be determined separately for each such Lender in the manner set forth in ss.3.3. On the Commitment Increase Date, the Lenders' respective interests in outstanding Letters of Credit shall also be adjusted to reflect the revised Commitment Percentages. Upon request from any Lender whose interest in an outstanding Letter of Credit is so increasing, the Borrower will pay additional Letter of Credit fees for the amount of such increase at the rate provided in ss.2.8(c) prorated for the period from the Commitment Increase Date until the expiration of the applicable Letter of Credit.

             (c) Upon the effective date of each increase in the Total Commitment pursuant to this ss.2.2 the parties shall enter into an amendment of this Agreement revising Schedule 1.1 and the Borrower shall execute and deliver to the Agent new Notes for each Lender whose Commitment has changed so that the principal amount of such Lender's Note shall equal its Commitment. The Agent shall deliver such replacement Notes to the respective Lenders in exchange for the Notes replaced thereby which shall be surrendered by such Lenders. Such new Notes shall provide that they are replacements for the surrendered Notes and that they do not constitute a novation, shall be dated as of the Commitment Increase Date and shall otherwise be in substantially the form of the replaced Notes. Within five (5) days of issuance of any new Notes pursuant to this ss.2.2(d), the Borrower shall deliver an opinion of counsel, addressed to the Lenders and the Agent, relating to the due authorization, execution and delivery of such new Notes and the enforceability thereof, in form and substance substantially similar to the opinion delivered in connection with the first disbursement under this Agreement. The surrendered Notes shall be canceled and returned to the Borrower.

     ss.2.3. The Notes. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Note"), and completed with appropriate insertions. One or more Notes shall be payable to the order of each Lender in an aggregate principal amount equal to such Lender's Commitment. The Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Borrowing Date of any Loan or at the time of receipt of any payment of principal on such Lender's Note, an appropriate notation on such Lender's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Lender's Record shall (absent manifest error) be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on the Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due. Upon receipt of an affidavit of an officer of any

Lender as to the loss, theft, destruction or mutilation of its Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

     ss.2.4. Interest on Loans.

             (a) Each Prime Rate Loan shall bear interest for the period commencing with the Borrowing Date thereof and ending on the last day of the Interest Period with respect thereto at the rate equal to 0.75% per annum above the Prime Rate.

             (b) Each LIBOR Loan shall bear interest for the period commencing with the Borrowing Date thereof and ending on the last day of the Interest Period with respect thereto at the rate equal to the 2.75% per annum above LIBOR determined for such Interest Period.

             (c) The Borrower unconditionally promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

     ss.2.5. Requests for Loans. The Borrower shall give to the Agent written notice in the form of Exhibit B hereto of each Loan requested hereunder (a "Loan Request") no less than (a) one (1) Business Day prior to the proposed Borrowing Date of any Prime Rate Loan and (b) three (3) LIBOR Business Days prior to the proposed Borrowing Date of any LIBOR Loan. Each such notice shall specify (i) the principal amount of the Loan requested, (ii) the proposed Borrowing Date of such Loan, (iii) the Interest Period for such Loan, and (iv) the Type of such Loan, and shall be accompanied by a Compliance Certificate based on the most recent certificate deliver pursuant to ss. 7.4 (d) with updated calculations evidencing compliance with the covenants contained in ss.9.1 through ss.9.3 hereof after giving effect to such requested Loan. Within one (1) Business Day after receipt of a Loan Request, the Agent shall provide to each of the Lenders by facsimile a copy of such Loan Request and accompanying Compliance Certificate and each Lender shall, within 24 hours thereafter, notify the Agent if it believes that any of the conditions contained in ss.11 of this Agreement has not been met or waived. If such a notice is given the Majority Lenders shall promptly determine whether all of the conditions contained in ss.11 of this Agreement have been met or waived. If no such notice is given by any Lender or if following such notice the Majority Lenders determine that the conditions contained in ss.11 have been met or waived, each of the Lenders shall be obligated to fund its Commitment Percentage of the requested Loans. Each such Loan Request shall be irrevocable and binding on the Borrower and the Borrower shall be obligated to accept the Loan requested from the Lenders on the proposed Borrowing Date. Each Loan Request shall be in a minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

     ss.2.6. Conversion Options.

             (a) The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type, provided that (i) with respect to any such conversion of a LIBOR Loan to a Prime Rate Loan, the Borrower shall give the Agent at least three (3) Business Days, prior written notice of such election; (ii) with respect to any such conversion of a LIBOR Loan into a Prime

Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (iii) subject to the further proviso at the end of this section and subject to ss.2.6(b) and ss.2.6(d) hereof with respect to any such conversion of a Prime Rate Loan to a LIBOR Loan, the Borrower shall give the Agent at least three (3) LIBOR Business Days, prior written notice of such election and (iv) no Loan may be converted into a LIBOR Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted as provided herein, provided further that each Conversion Request relating to the conversion of a Prime Rate Loan to a LIBOR Loan shall be for an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be irrevocable by the Borrower.

             (b) Any Loans of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in ss.2.6 (a) ; provided that no LIBOR Loan may be continued as such when any Default or Event of Default has occurred and is continuing but shall be automatically converted to a Prime Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Agent active upon the Borrower's account have actual knowledge.

             (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan, such Loan shall be automatically converted to a Prime Rate Loan at the end of the applicable Interest Period.

             (d) The Borrower may not request a LIBOR Loan pursuant to ss.2.5, elect to convert a Prime Rate Loan to a LIBOR Loan pursuant to ss.2.6(a) or elect to continue a LIBOR Loan pursuant to ss.2.6(b) if, after giving effect thereto, there would be greater than three (3) LIBOR Loans outstanding. Any Loan Request for a LIBOR Loan that would create greater than three (3) LIBOR Loans outstanding shall be deemed to be a Loan Request for a Prime Rate Loan.

     ss.2.7. Funds for Loans.

             (a) Subject to ss.2.5 and other provisions of this Agreement, not later than 11:00 a.m. (Boston time) on the proposed Borrowing Date of any Loans, each of the Lenders will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by ss.ss.10 or 11 (whichever is applicable) and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Lenders. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Borrowing Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender's Commitment Percentage of any requested Loans but shall not obligate any other Lender or Agent to fund more than its Commitment Percentage of the requested Loans or to increase its Commitment Percentage.

             (b) The Agent may, unless notified to the contrary by any Lender prior to a Borrowing Date, assume that such Lender has made available to the Agent on such Borrowing Date the amount of such Lender's Commitment Percentage of the Loans to be made on such Borrowing Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Agent such amount on a date after such Borrowing Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Lender's Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days or portion thereof that elapsed from and including such Borrowing Date to the date on which the amount of such Lender's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Lender.

     ss.2.8. Letters of Credit.

             (a) Up to $5,000,000 of the Commitments may be used by Borrower for the issuance of Letters of Credit by the Agent for the account of the Borrower subject to the terms and conditions set forth herein. Each Letter of Credit shall be denominated in Dollars and shall be a standby letter of credit issued to support the obligations of Borrower in connection with any purposes for which the proceeds of the Loans may be used pursuant to ss.7.11. Each Letter of Credit shall have an initial term of not more than one (1) year, and shall expire no later than five (5) Business Days prior to the Maturity Date. Although the Agent shall be the issuing bank of the Letter of Credit, each Lender hereby accepts for its own account and risk an undivided interest equal to its Commitment Percentage in the Agent's obligations and rights under each Letter of Credit issued hereunder. Each Lender unconditionally and irrevocably agrees with the Agent that, if a draft is paid under any Letter of Credit, such Lender shall promptly pay to the Agent an amount equal to such Lender's Commitment Percentage of the amount of such draft or any part thereof. Upon the issuance of each Letter of Credit hereunder, there shall be reserved from each Lender's Commitment an amount equal to such Lender's Commitment Percentage of the stated amount of the Letter of Credit. Such reserved amounts shall remain in place and shall be unavailable for borrowing under ss.2.1 until the date that the Letter of Credit expires, is fully drawn or is terminated.

             (b) The Borrower shall give to the Agent a written notice in the form of Exhibit E hereto of each Letter of Credit requested hereunder (a "Letter of Credit Request") no less than five (5) Business Days prior to the proposed issuance date of the requested Letter of Credit. Each Letter of Credit Request shall specify (i) the name and address of the beneficiary of the requested Letter of Credit, (ii) the stated amount of the requested Letter of Credit,
(iii) the proposed issuance date and expiration date of the requested Letter of Credit, (iv) the proposed form of the requested Letter of Credit, and (v) the permitted purpose for which the Letter of Credit will be used, and shall be accompanied by a Compliance Certificate based on the most recent certificate deliver pursuant to ss. 7.4 (d) with updated calculations evidencing compliance with the covenants contained in ss.9.1 through ss.9.3 hereof after including in the Outstanding Obligations and Total Liabilities the stated amount of the requested Letter of Credit. The Agent may also require that the Borrower complete its standard letter of credit application in the form, as such standard form may be revised from time to time, and submit the same together with the Letter of Credit Request. Within two (2) Business Days after receipt of a Letter of Credit Request, the Agent shall provide to each of the Lenders by facsimile a copy of such Letter of Credit Request and accompanying Compliance Certificate and each Lender shall, within 24 hours thereafter, notify the Agent if it believes that any of the conditions contained in ss.11 of this Agreement has not been met or waived such that a Loan in an amount equal to the stated amount of the requested Letter of Credit could be made on the proposed issuance date of such Letter of Credit. If such a notice is given the Majority Lenders shall promptly determine whether all of the conditions contained in ss.11 of this Agreement have been met or waived. If no such notice is given by any Lender or if following such notice the Majority Lenders determine that the conditions contained in ss.11 have been met or waived, and if the Agent determines, in its discretion, that it is willing to issue the requested Letter of Credit, and that it is satisfied with the proposed form thereof, the Letter of Credit shall be issued by the Agent and each of the Lenders shall then be obligated to the Agent with respect to its Commitment Percentage of the Letter of Credit as provided above in ss.2.8(a).

             (c) On or before the issuance date of any requested Letters of Credit, the Borrower shall pay to the Agent for its own account an issuance fee equal to one-eighth percent (.125%) of the stated amount of the Letter of Credit. On or before the date of any renewal or extension of a Letter of Credit, the Borrower shall pay to the Agent for its own account a renewal fee equal to five-hundredths percent (.05%) of the stated amount of the Letter of Credit. The Borrower shall pay to the Agent for the account of the Lenders a Letter of Credit fee equal to 2.75% per annum of the stated amount of the Letter of Credit, which Letter of Credit fee shall be due and payable on the issuance date of the Letter of Credit and on the date of each renewal or extension thereof, and shall be prorated for any partial year based on a 360-day year and paid for the actual number of days between the issuance date and the expiration date of such Letter of Credit. Promptly after its receipt thereof the Agent shall distribute such Letter of Credit fee to the Lenders pro-rata in accordance with their respective Commitment Percentages. Such fees shall be nonrefundable and shall not be further prorated in the event that the Letter of Credit terminates prior to its scheduled expiration date. The Borrower also agrees to reimburse the Agent for all reasonable fees, costs, expenses and disbursements of the Agent in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

             (d) Promptly after each Drawing Date the Agent shall notify the Lenders and the Borrower of the amount of the draft paid by the Agent on such Drawing Date. The payment of a draft under a Letter of Credit shall constitute an advance of a Mandatory Prime Rate Loan which shall bear interest as a Prime Rate Loan from the Drawing Date. On the Drawing Date each Lender shall make available to the Agent in immediately available funds its Commitment Percentage of the amount of the Mandatory Prime Rate Loan so advanced upon such payment of a draft under the Letter of Credit. If the Agent receives such funds from any Lender on a date after the Drawing Date, such Lender shall pay to the Agent on demand an amount computed in the same manner as the amount due to the Agent from a Lender which has made available funds for loans after the Borrowing Date thereof pursuant to ss.2.7(b). Each Lender's obligation to fund its Commitment Percentage of Mandatory Prime Rate Loans arising from the payment of a draft under a Letter of Credit shall not be subject to the satisfaction of the conditions set forth in ss.11. Within three (3) Business Days after each Drawing Date, the Borrower shall deliver to the Agent a written explanation of the facts and circumstances relating to such drawing and a Compliance Certificate and any other information requested by the Agent for the purpose of allowing the Lenders to determine whether the drawing or related events have resulted in a Default or Event of Default. The Agent shall promptly provide copies of such explanation and information to the Lenders. In the event that a Mandatory Prime Rate Loan cannot be made on the date required in this paragraph, upon written demand by the Agent, each other Lender shall purchase from the Agent a participating interest in the unreimbursed draft paid pursuant to such Letter of Credit in an amount equal to such other Lender's Commitment Percentage of such unreimbursed draft. Each Lender agrees to purchase its Commitment Percentage of such unreimbursed draft within one (1) business day after such demand therefor is made by the Agent and on such date of purchase, an amount equal to such Lender's Commitment Percentage of the such unreimbursed draft to be purchased by such Lender shall be advanced to the Agent.

             (e) The Borrower's obligations under this ss.2.8 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Lender or any beneficiary of a Letter of Credit. The Borrower also agrees that the Agent shall not be responsible for, and the Borrower's reimbursement obligations hereunder shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Agent shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions, interruptions or delays caused by the Agent's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Agent under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and Practices for Documentary Credits as the same may be amended from time to time, shall be binding on the Borrower and shall not result in any liability of the Agent to the Borrower.

             (f) In the event that any Letters of Credit are in effect at the time of an acceleration of the maturity of the Loans pursuant to ss.12.1, the amounts which shall thereupon become immediately due and payable by the Borrower shall include a sum equal to the aggregate stated amount of such then effective Letters of Credit. Such sum shall be deposited in a cash collateral account to be opened by the Agent which shall be under the sole dominion and control of the Agent. The Borrower hereby grants to the Agent, for the benefit of the Lenders, as security for the Obligations a first priority security interest in such cash collateral account and all deposits at any time therein and the proceeds thereof and the Borrower shall execute and deliver such documents and take all actions as may be required to create and maintain a valid and perfected first priority Lien on such cash collateral account in favor of the Agent. Amounts held in such cash collateral account shall be applied by the Agent on each Drawing Date thereafter to pay any drafts presented pursuant to the Letters of Credit. After all Letters of Credit have been fully drawn upon, expired or otherwise terminated, any balance remaining in such cash collateral account shall be applied in the same manner as Collateral proceeds under ss.12.4.

ss.3. REPAYMENT OF THE LOANS.

      ss.3.1. Maturity. The Borrower unconditionally promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest and charges thereon.

      ss.3.2. Mandatory Repayments of Loan. If at any time the sum of the Outstanding Obligations exceeds the Maximum Credit Amount, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Lenders for application to the Loans.

      ss.3.3. Optional Repayments of Loans. The Borrower shall have the right, at its election, to repay the outstanding amount of the Loans, as a whole or in part, on any Business Day, without penalty or premium; provided that the full or partial prepayment of the outstanding amount of any LIBOR Loans made pursuant to this ss.3.3 may be made only on the last day of the Interest Period relating thereto, except as set forth below in this ss.3.3. The Borrower shall give the Agent no later than 10:00 a.m., Boston time, at least two (2) Business Days' prior written notice of any prepayment pursuant to this ss.3.3 of any Prime Rate Loans and four (4) LIBOR Business Days, notice of any proposed repayment pursuant to this ss.3.3 of any LIBOR Loans, specifying the proposed date of payment of Loans and the principal amount to be paid. The Agent shall promptly notify each Lender of the principal amount of such payment to be received by such Lender. Each such partial prepayment of the Loans shall be in an integral multiple of $1,000,000 and, to the extent requested by the Agent, shall be accompanied by the payment of all charges outstanding on all Loans and of accrued interest on the principal repaid to the date of payment. The principal payments so received shall be applied first to the principal of Prime Rate Loans and then to the principal of LIBOR Loans. Notwithstanding anything contained herein to the contrary, the Borrower may make a full or partial prepayment of a LIBOR Loan on a date other than the last day of the Interest Period relating thereto, if all optional prepayments (in whole or in part) on such Loans shall be accompanied by, and the Borrower hereby promises to pay, a prepayment fee in an amount determined by the Agent in the following manner:

              (a) LIBOR Prepayment Fee. Borrower acknowledges that prepayment or acceleration of a LIBOR Loan during an Interest Period shall result in the Lenders incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. (For all purposes of this Section, any Loan not being made as a LIBOR Loan in accordance with the Loan Request therefor, as a result of Borrower's cancellation thereof, shall be treated as if such LIBOR Loan had been prepaid.) Therefore, on the date a LIBOR Loan is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise ("Prepayment Date"), Borrower will pay to Agent, for the account of each Lender, (in addition to all other sums then owing), an amount ("LIBOR Prepayment Fee") determined by the Agent as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the end of the Interest Period as to which prepayment is made, shall be subtracted from the interest rate applicable to the LIBOR Loan being prepaid. If the result is zero or a negative number, there shall be no LIBOR Prepayment Fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the prepayment of the LIBOR Loan. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period as to which the prepayment is being made. The resulting amount shall be the LIBOR Prepayment Fee.

              (b) Upon the written notice to Borrower from Agent, Borrower shall immediately pay to Agent, for the account of the Lenders, the LIBOR Prepayment Fee. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the parties hereto.

              (c) Borrower understands, agrees and acknowledges the following:
(i) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of the LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Loan; (ii) the LIBOR Rate is used merely as a reference in determining such rate; and (iii) Borrower has accepted the LIBOR Rate as a reasonable and fair basis for calculating such rate and a LIBOR Prepayment Fee. Borrower further agrees to pay the LIBOR Prepayment Fee, if any, whether or not a Lender elects to purchase, sell and/or match funds.

ss.4. CERTAIN GENERAL PROVISIONS.

      ss.4.1. Fees. On the Effective Date, the Borrower shall pay to FNB the fees in the amounts specified in the Term Sheet provided by FNB to the Borrower dated September 18, 2002. FNB shall be responsible for any fees which it may agree to pay to other Lenders. In addition, upon each addition or substitution of Mortgaged Properties under ss.5, Borrower shall pay Agent, for the account of Agent only, an additional Agent's fee of $2,500.

      ss.4.2. Unused Fee. The Borrower shall pay to the Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages an Unused Fee calculated at the rates set forth below per annum on the daily amount by which the Total Commitment exceeds the Outstanding Obligations at the applicable annual rate determined for each fiscal quarter as follows:

          (i) if the average Outstanding Obligations during such quarter was less than 50% of the Total Commitment, then the applicable Unused Fee is at the rate of .40% per annum for such fiscal quarter; or

          (ii) if the average Outstanding Obligations during such quarter was equal to or greater than 50% of the Total Commitment, then the applicable Unused Fee is at the rate of .20% per annum for such fiscal quarter.

     The Unused Fee shall be payable on the basis of the applicable annual rate quarterly in arrears on or before the third Business Day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate. If Borrower exercises its option to increase the Total Commitment pursuant to ss.2.2(a), the Unused Fee shall be computed separately for the portions of the quarter prior to and after the Commitment Increase Date and allocated among the Lenders based on the Commitment Percentages applicable during each portion of said quarter.

     ss.4.3. Funds for Payments.

             (a) All payments of principal, interest, closing fees, commitment fees and any other amounts due hereunder (other than as provided in ss.2.2(b), ss.3.1(b), ss.4.1, ss.4.5 and ss.4.6) or under any of the other Loan Documents, and all prepayments, shall be made to the Agent, for the respective accounts of the Lenders, at the Agent's Head Office, in each case in Dollars in immediately available funds.

             (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory liens, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower shall pay to the Agent, for the account of the Lenders or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Agent to receive the same net amount which the Lenders or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

     ss.4.4. Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be made on the basis of 360-day year and the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment. The outstanding amount of the Loans as reflected on the Records from time to time shall (absent manifest error) be considered correct and binding on the Borrower unless within thirty (30) Business Days after receipt by the Agent or any of the Lenders from Borrower of any notice by the Borrower of such outstanding amount, the Agent or such Lender shall notify the Borrower to the contrary.

     ss.4.5. Additional Costs, Etc. If any present or future applicable law (which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority, whether or not having the force of law), shall:

             (a) subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Agent), or

             (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents, or

             (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or Loans by, or commitments of an office of any Lender, or

             (d) impose on any Lender any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Commitment, or any class of Loans or commitments of which any of the Loans or the Commitment forms a part;

and the result of any of the foregoing is

             (i) to increase the cost to such Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment, or

             (ii) to reduce the amount of principal, interest or other amount payable to such Lender or the Agent hereunder on account of the Commitments or any of the Loans, or

             (iii) to require such Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent, to the extent permitted by law, such additional amounts as will be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum.

     ss.4.6. Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by banks or bank holding companies and any Lender or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Loans made or deemed to be made pursuant hereto, then such Lender or the Agent may notify the Borrower of such fact, and the Borrower shall pay to such Lender or the Agent from time to time on demand, as an additional fee payable hereunder, such amount as such Lender or the Agent shall determine in good faith and certify in a notice to the Borrower to be an amount that will adequately compensate such Lender or the Agent in light of these circumstances for its increased costs of maintaining such capital. Each Lender and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

     ss.4.7. Certificate. A certificate setting forth any additional amounts payable pursuant to ss.ss.4.5 or 4.6 and a brief explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be prima facie evidence that such amounts are due and owing.

     ss.4.8. Indemnity. In addition to the other provisions of this Agreement regarding any such matters, the Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or reasonable expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) a default by the Borrower in payment of the principal amount of or any interest on any LIBOR Loans as and when due and payable, including any such loss or expense caused by Borrower's breach or other default and arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBOR Loans, (b) a default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request, (c) the making of any payment of a LIBOR Loan or the making of any conversion of a LIBOR Loan to a Prime Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such LIBOR Loan and
(d) any failure by the Borrower to prepay a LIBOR Loan on the date specified in a prepayment notice given by the Borrower.

     ss.4.9. Default Interest and Late Charges. During any period when an Event of Default has occurred and is continuing, or after the Maturity Date or after judgment has been rendered on any Note, Borrower's right to select LIBOR Loans shall cease and the unpaid principal of all Loans shall, at the option of each Lender bear interest at a rate which is four (4) percentage points per annum greater than that which would otherwise be applicable to Prime Rate Loans. If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, Borrower shall pay to the Agent a late fee equal to five percent (5%) of the required payment.

     ss.4.10. Inability to Determine LIBOR Rate. In the event, prior to the commencement of any Interest Period relating to any LIBOR Loan, the Agent shall reasonably determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event (a) any Loan Request with respect to LIBOR Loans shall be automatically withdrawn and shall be deemed a request for Prime Rate Loans, (b) each LIBOR Loan will automatically, on the last day of the then current Interest Period thereof, become a Prime Rate Loan, and (c) the obligations of the Lenders to make LIBOR Loans shall be suspended until the Agent reasonably determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower.

     ss.4.11. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the Commitment of such Lender to make LIBOR Loans or convert Loans of another Type to LIBOR Loans shall forthwith be suspended and
(b) the LIBOR Loans then outstanding shall be converted automatically to Prime Rate Loans on the last day of each Interest Period applicable to such LIBOR Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay to the Agent for the account of such Lender, upon demand, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this ss.4.11, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Loans hereunder. If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by the Lenders as compensation for fees, services or expenses incidental to the making, negotiating or collection of the Loans or the other Obligations, shall he deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by any Lender to Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal without penalty (including, without limitation, prepayment fees required pursuant to Section 3.3(a) hereof). As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and the Notes shall be governed by such new law as of its effective date.

     ss.4.12. Replacement of Lenders. If any of the Lenders shall make a notice or demand upon the Borrower pursuant to ss.4.5, ss.4.6, or ss.4.11 based on circumstances or laws which are not generally applicable to the Lenders organized under the laws of the United States or any State thereof, the Borrower shall have the right to replace such Lender with an Eligible Assignee selected by the Borrower and approved by the Agent. In such event the assignment shall take place on a date set by the Agent at which time the assigning Lender and the Eligible Assignee shall enter into an Assignment and Acceptance as contemplated by ss.18.1 (and clause (d) thereof shall not be applicable) and the assigning Lender shall receive from the Eligible Assignee a sum equal to the outstanding principal amount of the Loans owed to the assigning Lender together with accrued interest thereon plus the accrued commitment fee under ss.4.2 allocated to the assigning Lender, plus all other amounts then due to the assigning Lender hereunder.

ss.5. COLLATERAL SECURITY; NO LIMITATION ON RECOURSE.

     ss.5.1. Collateral Security. The Obligations shall be secured by (i) a perfected first priority lien and security interest to be held by the Agent (subject only to Permitted Liens) in the Mortgaged Properties, pursuant to the terms of the Security Documents, (ii) a perfected first priority lien and security interest to be held by the Agent in the Leases and rents pursuant to the Assignments of Leases and Rents, and (iii) a perfected first priority lien and security interest to be held by the Agent in any cash collateral account established pursuant to ss.2.8(f) or ss.5.6.

     ss.5.2. No Limitation on Recourse. Notwithstanding the foregoing Collateral, the Obligations are full recourse obligations of the Borrower and all of its Real Estate Assets and other properties shall be available for the indefeasible payment in full in cash and performance of the Obligations.

     ss.5.3. Additional Properties. A Real Estate Asset owned by the Borrower or by a Related Company that is to become a Guarantor may become an additional Mortgaged Property if (i) all Lenders, in their sole discretion, approve such Real Estate Asset and (ii) all of the conditions set forth in ss.5.4 are satisfied with respect to such Real Estate Asset. Borrower shall provide the Agent with a notice of each proposed Additional Property describing such property, its estimated value and its estimated net operating income together with a current rent roll and the most current operating statements available with respect thereto, which operating statements, to the extent available, shall cover a period of at least two years. If the Agent determines that additional information is needed to sufficiently describe such property, it may request a supplemental notice from the Borrower containing such additional information. When such notice is satisfactory to the Agent, it shall send a copy to each Lender and each Lender agrees to notify the Agent within ten (10) Business Days after its receipt of such notice as to whether or not it approves of such Real Estate Asset to become an Additional Property. If the notice distributed by the Agent does not include copies of the Appraisal and/ or the environmental report relating to such Real Estate Asset, then a Lender may grant a conditional approval subject to its subsequent review of such items. When copies of such Appraisal and/ or the environmental report are subsequently distributed each Lender who has so conditioned its approval agrees to notify the Agent within ten
(10) Business Days after its receipt thereof as to whether the condition to its approval has been satisfied. The fact that any Lender has so approved the eligibility of a Real Estate Asset shall not prevent such Lender from withholding any consent, approval or waiver required or requested of such Lender in connection with the satisfaction or waiver of the conditions set forth in ss.5.4 with respect to such Real Estate Asset. In the event that all Lenders grant such approval and all of the conditions set forth in ss.5.4 are satisfied, the Agent shall notify the Borrower and within thirty (30) days thereafter the Borrower and the Mortgagor shall execute and deliver an Indemnity Agreement and the Mortgagor shall execute and deliver to the Agent a Security Deed, an Assignment of Rents and Leases, and Subordination, Attornment and Non-Disturbance Agreements (to the extent required by the Agent in its discretion), which Security Documents shall be in substantially the form of the Security Documents executed and delivered herewith with such reasonable changes as the Agent may deem desirable to address the laws of the State where the

Additional Property is located or the factual circumstances of the Additional Property. If the Additional Property is not owned by the Borrower or an existing Guarantor, but is owned by a Related Company which is 100% owned by Borrower, such Related Company must become a Guarantor by delivery to the Agent of the following, all in form and substance satisfactory to the Agent: (i) a Guaranty in substantially the form of the Guaranty executed and delivered by the initial Guarantors on the date of this Agreement and (ii) good standing certificates, general partner certificates, secretary certificates, opinions of counsel and such other documents as may be reasonably requested by the Agent. Such Additional Properties shall be deemed to be Mortgaged Properties upon the recording and filing of such Security Documents.

     ss.5.4. Conditions to Approval of Additional Properties. Prior to acceptance of any Real Estate Asset to become an Additional Property pursuant to ss.5.3, such property must satisfy the following conditions:

             (a) The Agent shall have received a certified Rent Roll, copies of all Leases and estoppel certificates reasonably satisfactory to the Agent from tenants occupying not less than 75% of the occupied square feet of the Additional Property, and the Agent shall have received a Subordination, Attornment and Non-Disturbance Agreements reasonably satisfactory to the Agent, to the extent the Agent has requested the same.

             (b) An Appraisal of the Additional Property ordered by the Agent and paid for by the Borrower shall have been approved by the Agent.

             (c) The Agent shall have received all of the items relating to the Additional Property described in ss.10.8, ss.10.9, ss.10.10, ss.10.12, ss.10.13, ss.10.14, ss.10.16 and ss.10.17 and such items shall have been approved by all or some of the Lenders as required by such Sections.

             (d) The Agent shall have received a Certificate executed on behalf of the Borrower containing the representations an warranties with respect to the Additional Property as are set forth in ss.6.18 and ss.6.22.

             (e) The Agent shall have received updated certificates and other items relating to the Borrower as described in ss.10.2, ss.10.3 and ss.10.4 and a favorable opinion addressed to the Lenders and the Agent, in form and substance substantially similar to the opinions delivered pursuant to ss.10.5, relating to the Loan Documents executed by Borrower and or the Mortgagor with respect to the Additional Property and relating to the laws of the state where the Additional Property is located.

     ss.5.5. Release of Mortgaged Properties. The Borrower may request that the Lenders authorize the Agent to release any Mortgaged Property from the lien of the Security Documents and the Lenders agree to approve any such request provided that the requested release will not result in any Default or Event of Default under this Agreement and on or before the date of such release the Borrower delivers to the Agent a pro-forma Compliance Certificate reasonably satisfactory to the Agent demonstrating that the requested release, once consummated, will not result in a violation of any of the covenants in ss.9.1 through ss.9.6
     ss.5.6. Chateau Plaza Reserve Account. On or before the date that Chateau Plaza becomes a Mortgaged Property, the Borrower shall cause AmeriVest Chateau Inc. to establish the Chateau Plaza Reserve Account at FNB and to enter into the Collateral Account Agreement in form and substance satisfactory to the Agent. Borrower acknowledges that for so long as FNB is the Agent hereunder, the Agent shall be deemed to be in control of the Chateau Plaza Reserve Account as required for perfection of said security interest under Article 9 of the Uniform Commercial Code. In the event that the Agent is no longer FNB, Borrower, FNB and the successor Agent shall enter into a control agreement for purposes of maintaining such perfection. For so long as Chateau Plaza shall be a Mortgaged Property, Borrower shall cause AmeriVest Chateau Inc. to make monthly deposits on or before the 20th day of each month into the Chateau Plaza Reserve Account equal to the excess of the Net Operating Income from Chateau Plaza for the preceding calendar month over the sum of (i) interest for one month on a principal amount of $15,400,000 at the actual average interest rate on the Loans during such preceding month and (ii) $45,125.00 which is an assumed contribution from Chateau Plaza toward the regular quarterly dividend on Borrower's common stock, provided that in the event that the current quarterly dividend rate of
13.0 cents per share is increased or decreased, the monthly sum stated in this clause (ii) shall be proportionately increased or decreased. On or before the 20th day of each month Borrower shall give to the Agent a written Deposit Certificate in the form of Exhibit F hereto certifying the information used to compute the amount of each monthly deposit. Any termination fees or other consideration paid in connection with the termination of the current lease of the Dean Foods Premises shall be immediately deposited in the Chateau Plaza Reserve Account. If the existing Lease of the Dean Foods Premises terminates, then to the extent that the Mortgagor of Chateau Plaza executes Leases of portions of the Dean Foods Premises, Borrower may request periodic disbursements from the Chateau Plaza Reserve Account in amounts needed to pay leasing commissions and costs of tenant finish improvements constructed pursuant to the terms of such Leases, and Agent shall make such disbursements subject to receipt of lien waivers and other documents reasonably requested by the Agent. If an Event of Default has occurred and is continuing, the Agent may, in its sole discretion, apply any or all funds in the Chateau Plaza Reserve Account in the same manner as Collateral proceeds under ss.12.4.

ss.6. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agent and each of the Lenders as of the Effective Date as follows.

     ss.6.1. Authority; Etc.

             (a) Organization; Good Standing. The Borrower (i) is a Maryland corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) has all requisite power to own its properties and conduct its business as now conducted and as presently contemplated, and (iii) to the extent required by law is in good standing as a foreign entity and is duly authorized to do business in the State of Colorado and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a Material Adverse Effect. Each Guarantor is a limited partnership or a limited liability company formed under the laws of the State in which the Mortgaged Property owned by it is located or Delaware, and each such entity is duly organized, validly existing and in good standing under the laws of the State of its formation, has all requisite power to own its properties and conduct its business as presently contemplated and is duly authorized to do business in the State in which the Mortgaged Property owned by it is located and in each other jurisdiction where such qualification is necessary.

             (b) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the Borrower, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower and (iv) do not conflict with any provision of its charter documents or bylaws of, or any agreement or other instrument binding upon, the Borrower or to which any of its properties are subject. The execution, delivery and performance of the Guaranty and the other Loan Documents to which any Guarantor is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of such Guarantor and its general partner or manager, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to such Guarantor and (iv) do not conflict with any provision of such Guarantor's charter documents or bylaws, partnership agreement, limited liability company agreement, or any agreement or other instrument binding upon such Guarantor or to which any of such Guarantor's properties are subject.

             (c) Enforceability. Assuming due authorization, execution and delivery by all other parties thereto, the execution and delivery of this Agreement and the other Loan Documents to which the Borrower is or is to become a party will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. Assuming due authorization, execution and delivery by all other parties thereto, the execution and delivery of the Guaranty and the other Loan Documents to which any Guarantor is or is to become a party will result in valid and legally binding obligations of such Guarantor enforceable against such Guarantor in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     ss.6.2. Governmental Approvals. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower or any Guarantor is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

     ss.6.3. Title to Properties; Leases.

             (a) The Borrower or one of the Guarantors holds good and clear record and marketable (or indefeasible, with respect to Mortgaged Property located in Texas) fee simple title to the Mortgaged Properties, subject to no rights of others, including any mortgages, conditional sales agreements, title retention agreements, liens or encumbrances except for the Permitted Liens.

             (b) Except as indicated on Schedule 6.3 hereto, the Borrower owns all of the properties reflected in the balance sheet of the Borrower as of the Balance Sheet Date or acquired since that date (except properties sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     ss.6.4. Financial Statements. The following financial statements have been furnished to each of the Lenders.

             (a) A balance sheet of the Borrower as of the Balance Sheet Date, and a statement of income, statement of changes in shareholders' equity and statement of cash flows for the fiscal year then ended, accompanied by an auditor's report prepared without qualification. Such balance sheet and statements of income, of changes in shareholders' equity and of cash flows have been prepared in accordance with Generally Accepted Accounting Principles and fairly present the financial condition of the Borrower in all material respects as of the close of business on the date thereof and the results of operations, changes in shareholders' equity and cash flows for the fiscal year then ended. There are no contingent liabilities of the Borrower as of such date involving material amounts, known to the officers of the Borrower not disclosed in said balance sheet and the related notes thereto.

             (b) A balance sheet and a statement of income, statement of changes in shareholders, equity and statement of cash flows of the Borrower for each of the fiscal quarters of the Borrower ended since the Balance Sheet Date certified by Borrower's chief financial officer to have been prepared in accordance with Generally Accepted Accounting Principles consistent with those used in the preparation of the annual audited statements delivered pursuant to paragraph (a) above and to fairly present the financial condition of the Borrower in all material respects as of the close of business on the dates thereof and the results of operations, of changes in shareholders' equity and of cash flows for the fiscal quarters then ended (subject to year-end adjustments). There are no contingent liabilities of the Borrower as of such dates involving material amounts, known to the officers of the Borrower, not disclosed in such balance sheets and the related notes thereto.

             (c) With respect to each Mortgaged Property, copies of the statements of income and expenses provided to Borrower by the seller of such Mortgaged Property.

     ss.6.5. No Material Changes. Since the Balance Sheet Date, there has occurred no material adverse change in the financial condition or assets or business of the Borrower as shown on or reflected in the balance sheet of the Borrower as of the Balance Sheet Date, or the statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had a Material Adverse Effect.

     ss.6.6. Franchises, Patents, Copyrights, Etc. The Borrower possesses (either directly or through the Related Companies) all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others, including all Permits.

     ss.6.7. Litigation. Except as listed and described on Schedule 6. 7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to Borrower's knowledge, threatened against the Borrower or any of the Related Companies before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, have a Material Adverse Effect or materially impair the right of the Borrower or any of the Related Companies to carry on business substantially as now conducted by it, or result in any material liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of the Borrower.

     ss.6.8. No Materially Adverse Contracts, Etc. The Borrower is not subject to any charter, trust or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. The Borrower is not a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have a Material Adverse Effect. None of the Guarantors is subject to any charter, trust or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future, in the judgment of the Borrower's officers, to have a Material Adverse Effect. None of the Guarantors is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any Material Adverse Effect.

     ss.6.9. Compliance With Other Instruments, Laws, Etc. Neither the Borrower nor any Guarantor is in violation of any provision of its charter documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could have a Material Adverse Effect.

     ss.6.10. Tax Status. The Borrower (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, and (c) has set aside on its books reserves reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no delinquent taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

     ss.6.11. Event of Default. No Default or Event of Default has occurred and is continuing.

     ss.6.12. Investment Company Act. Neither the Borrower nor any Guarantor is an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     ss.6.13. Absence of Financing Statements, Etc. There is no financing statement, security agreement, chattel mortgage, real estate mortgage, equipment lease, financing lease, option, encumbrance or other document existing, filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien or encumbrance on, or security interest in, any Collateral, except those in favor of the Agent or Permitted Liens.

     ss.6.14. Setoff, Etc. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. Either the Borrower or a Guarantor will be the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for the Permitted Liens, at the time such Collateral becomes a Mortgaged Property.

     ss.6.15. Certain Transactions. Except as set forth on Schedule 6. 15 hereto, none of the officers or employees of the Borrower is presently a party to any transaction with the Borrower or any Related Company (other than for services as employees, officers and trustees), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, trustee or any such employee or natural Person related to such officer, trustee or employee or other Person in which such officer, trustee or employee has a direct or indirect beneficial interest has a substantial interest or is an officer or trustee.

     ss.6.16. Benefit Plans; Multiemployer Plans; Guaranteed Pension Plans. As of the date hereof as to any Multiemployer Plan or Guaranteed Pension Plan, neither the Borrower nor any ERISA Affiliate maintains or contributes to any Multiemployer Plan or Guaranteed Pension Plan. To the extent that Borrower or any ERISA Affiliate hereafter maintains or contributes to any Employee Benefit Plan or Guaranteed Pension Plan, it shall at all times do so in compliance with ss.7.20 hereof.

     ss.6.17. Regulations U and X. No portion of any Loan shall be used, in whole or in part, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     ss.6.18. Environmental Compliance. The Borrower has caused Phase I environmental assessments to be conducted with respect to the Mortgaged Properties and which reports are listed on Schedule 6.18, the results of which are set forth in those certain environmental reports delivered previously to the Agent (collectively, the "Environmental Reports"). Based on the information contained in the Environmental Reports and to the best of Borrower's knowledge, Borrower makes the following representations and warranties:

              (a) Except as may be set forth in the Environmental Reports or otherwise on Schedule 6.18, none of the Borrower, any of the Related Companies or any operator of the Collateral or any portion thereof, or any operations thereon is in violation, or alleged material violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters (hereinafter collectively referred to as the "Environmental Laws"), including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment, including, without limitation, the environmental statutes, regulations, orders and decrees of the States in which any of the Mortgaged Properties may be located, which violation involves the Mortgaged Properties or would have a Material Adverse Effect.

              (b) Except as set forth on Schedule 6.18 attached hereto, none of the Borrower or the Related Companies has received written notice from any third party including, without limitation any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986) ; (ii) that any hazardous waste, as defined by 42 U.S.C. ss.9601(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Materials") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of the Related Companies conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

              (c) Except as set forth on Schedule 6.18 attached hereto and/or in the Environmental Reports, (i) no portion of the Mortgaged Properties has been used for the handling, processing, storage or disposal of Hazardous Materials except in material compliance with applicable Environmental Laws; and except as set forth on Schedule 6.18, no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Real Estate;
(ii) in the course of any activities conducted by the Borrower, any of the Related Companies or the operators of Mortgaged Properties, no Hazardous Materials have been generated or are being used on the Mortgaged Properties except in material compliance with applicable Environmental Laws; (iii) there has been no present, or to the best of Borrower's knowledge past, releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Materials on, upon, into or from the Mortgaged Properties; (iv) to the best of Borrower's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Mortgaged Properties which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, such Mortgaged Property;

and (v) to the best of Borrower's knowledge, any Hazardous Materials that have been generated on any of the Mortgaged Properties have been transported off-site only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in material compliance with such permits and applicable Environmental Laws. Notwithstanding that any representation contained herein may be limited to the knowledge of the Borrower, any such limitation shall not affect the covenants specified in ss.7.10 or elsewhere in this Agreement.

     ss.6.19. Subsidiaries and Affiliates. The Borrower has no Subsidiaries except for the Related Companies listed on Schedule 1.3. The Borrower is not a partner in any partnership and is not a member of any limited liability company, other than the Unconsolidated Entities listed on Schedule 1.3.

     ss.6.20. Leases. Based on information provided by the sellers of the Mortgaged Properties, Borrower's review of the seller's leasing files and the estoppel certificates obtained from tenants, and to the best of Borrower's knowledge, Borrower makes the following representations and warranties in this ss.6.20. A rent roll as of a date not more than 30 days prior to the Effective Date (or the date that an Additional Property becomes a Mortgaged Property) with respect to all Leases of any portion of the Mortgaged Properties that is accurate in all material respects is set forth in Schedule 6.20 as the same shall be supplemented each fiscal quarter by a certificate signed by an authorized officer of Borrower. The Leases reflected on such rent roll constitute the sole and complete material agreements and understandings relating to leasing or licensing of space in the Buildings or otherwise at the Mortgaged Properties. The Borrower has delivered to the Agent a true and complete copy of all Leases. There are no occupancies, rights, privileges or licenses in or to the Buildings or any other part of the Mortgaged Properties other than pursuant to the Leases reflected on Schedule 6.20. Except as set forth in Schedule 6.20 the Leases reflected thereon are in full force and effect, in accordance with their respective terms, without any payment default or any other material default thereunder, nor are there any material defenses, counterclaims, offsets, concessions or rebates available to any tenant thereunder, and neither the Borrower nor the Mortgagor has given or made, or received, any notice of default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases and, to the best of the knowledge of the Borrower and of the Mortgagor there is no basis for any such claim or notice of default by any tenant. The Schedule 6.20 rent roll accurately and completely sets forth all rents payable by tenants, no tenant having paid more than one month's rent in advance. All tenant improvements or work to be done, furnished or paid for by the landlord, or credited or allowed to a tenant, for, or in connection with, the Buildings pursuant to any Lease have been completed and paid for, or provided for in a manner reasonably satisfactory to the Agent, or will be paid for by the Borrower or the Mortgagor in the ordinary course of its business. No leasing, brokerage or like commissions, fees or payments are due from the Borrower or the Mortgagor in respect of the Leases, except those that will be paid for by the Borrower or the Mortgagor in the ordinary course of its business. Except as set forth on the Schedule 6.20 rent roll, all tenants under all Leases are in occupancy and operating the premises covered by such Leases within the permitted uses under such Leases.

     ss.6.21. Loan Documents. All of the representations and warranties of the Borrower or of any Guarantor made in the other Loan Documents or any document or instrument delivered or to be delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects.

     ss.6.22. Mortgaged Properties. The Borrower makes the following additional representations and warranties to the best of Borrower's knowledge concerning the Mortgaged Properties.

              (a) Off-Site Utilities. All water, sewer, electric, gas, telephone and other utilities are installed to the property lines of the Mortgaged Properties and, except in the case of drainage facilities, are connected to the Buildings located thereon with valid permits and are adequate to service the Buildings in full compliance with applicable law; and the Buildings are properly and legally connected directly to, and served exclusively by, public water and sewer systems. No easements over land of others not yet obtained are required for any such utilities, and no drainage of surface or other water across land of others is required except as disclosed in the Surveys.

              (b) Access; Etc. The streets abutting the Mortgaged Properties are public roads, to which each of the Mortgaged Properties has direct access by trucks and other motor vehicles and by foot, or are private ways (with direct access by trucks and other motor vehicles and by foot to public roads) to which each of the Mortgaged Properties has direct access without charge or liability for maintenance or repair. No easements over land of others not yet obtained are required for such means of access and egress except as disclosed in the Surveys.

              (c) Independent Building. The Buildings on each Mortgaged Property are fully independent from any other real estate in all respects including, without limitation, in respect of structural integrity, heating, ventilating and air conditioning, plumbing, mechanical and other operating and mechanical systems, and electrical, sanitation and water systems, all of which are connected directly to off-site utilities located in public streets or ways. The Buildings are located on lots which are separately assessed for purposes of real estate tax assessment and payment. The Buildings, all Building Service Equipment and all paved or landscaped areas related to or used in connection with the Buildings are located wholly within the perimeter lines of the lot or lots on which the Mortgaged Properties are located except as disclosed in the Surveys.

              (d) Condition of Building; No Asbestos. Except as set forth in the engineering reports provided to the Agent and listed on Schedule 6.22(d), there are no material defects in the roof, foundation, structural elements and masonry walls of the Buildings or their heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems or their Building Service Equipment; the Buildings are fully sprinkled; and no asbestos is located in or on the Buildings except as may be disclosed in the Environmental Reports.

              (e) Building Compliance with Law; Permits. The Buildings as presently constructed and used do not violate any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health and sanitation; and the zoning laws permit use of the Buildings for their current use; there is such number of parking spaces on the lot or lots on which the Mortgaged Properties are located as is adequate under the zoning laws to permit use of the Buildings for their current use; and all private ways providing access to the Mortgaged Properties are zoned in a manner which will permit access to the Buildings over such ways by trucks and other commercial and industrial vehicles. All Permits required for the operation and maintenance of the Mortgaged Properties, including without limitation, building permits, curb-cut permits, water connection permits, sewer extension or connection permits and other permits relating to the use of utilities, and permits required under the Federal Clean Air Act, as amended, the Federal Clean Water Act, as amended, and by state law or regulations consistent with the requirements of said Acts, have been validly issued by the appropriate governmental Persons and are now in full force and effect.

              (f) No Required Real Property Consents, Permits, Etc. Neither the Borrower nor any Guarantor has received any notices of, nor has any knowledge of, any Permits, utility installations and connections (including, without limitation, drainage facilities, curb cuts and street openings), or private consents required for the maintenance, operation, servicing and use of the Mortgaged Properties for their current use which have not been granted, effected, or performed and completed (as the case may be) or any fees or charges therefor which have not been fully paid.

              (g) Suits; Judgments. There are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, subdivision control, fire protection, health, sanitation, or other violations affecting, against, or with respect to, the Mortgaged Properties or any part thereof.

              (h) Insurance. Neither the Borrower nor any Guarantor has received any notices from any insurer or its agent requiring performance of any work with respect to the Mortgaged Properties or canceling or threatening to cancel any policy of insurance, or increasing the annual premiums thereunder by more than 30%, unless substantially all of such premium increase may by passed through to the tenants under the Leases.

              (i) Real Property Taxes; Special Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Mortgaged Properties or any part thereof which are payable by Mortgagor or tenants (except only real estate taxes not yet due and payable). There are no betterment assessments or other special assessments presently pending with respect to any portion of the Mortgaged Properties, and Mortgagor has received no notice of any such special assessment being contemplated.

              (j) Historic Status. The Buildings are not historic structures or landmarks, and the mortgaged Properties are not within any historic district pursuant to any federal, state or local law or governmental regulation.

              (k) Eminent Domain. There are no pending eminent domain proceedings against the Mortgaged Properties or any part thereof, and, to the Borrower's knowledge, no such proceedings are presently threatened or contemplated by any taking authority.

              (l) Other Material Real Property Agreements; No Options. Except as listed on Schedule 6.22(l), there are no material agreements pertaining to the Mortgaged Properties or the operation or maintenance thereof other than as described in this Agreement (including the Schedules hereto), and no person or entity has any right or option to acquire any of the Mortgaged Properties or any portion thereof or interest therein or lease any portion thereof or additional portion thereof or provide services thereat.

ss.7. AFFIRMATIVE COVENANTS OF THE BORROWER. Borrower covenants and agrees as follows, so long as any Loan or Note is outstanding or the Lenders have any obligations to make Loans:

     ss.7.1. Punctual Payment. The Borrower will unconditionally duly and punctually pay the principal and interest on the Loans and all other amounts provided for in the Note, this Agreement, and the other Loan Documents all in accordance with the terms of the Note, this Agreement and the other Loan Documents.

     ss.7.2. Maintenance of Office. The Borrower will maintain its chief executive office at 1780 S. Bellaire Street, Suite 515, Denver, CO 80222 or at such other place in the United States Of America as the Borrower shall designate upon written notice to the Agent to be delivered within fifteen (15) days of such change, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

     ss.7.3. Records and Accounts. The Borrower will (a) keep true and accurate (in all material respects) records and books of account in which full, true and correct entries (in all material respects) will be made in accordance with Generally Accepted Accounting Principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies, and other reserves.

     ss.7.4. Financial Statements, Certificates and Information. The Borrower will deliver to each of the Lenders:

             (a) as soon as practicable, but in any event not later than ninety
(90) days after the end of each fiscal year of the Borrower, the audited balance sheet of the Borrower at the end of such year, and the related audited statement of income, statement of changes in shareholders, equity and statement of cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, and accompanied by an auditor's report prepared without qualification by or by an independent certified public accountant reasonably acceptable to the Agent;

             (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Borrower, copies of the unaudited balance sheets of the Borrower as at the end of such quarter, and the related unaudited statement of income, statement of changes in shareholders' equity and statement of cash flows for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower on the date thereof (subject to year-end adjustments);

             (c) as soon as practicable, but in any event no later than forty-five (45) days after the end of each fiscal quarter of the Borrower, the Borrower will provide the Agent with , for each of the Mortgaged Properties: (i) a rent roll dated as of the end of such fiscal quarter in form reasonably satisfactory to the Agent, (ii) a statement of the Net Operating Income for each Mortgaged Property for such fiscal quarter and year to date and (iii) after the last quarter of each year, a detailed statement of all income and expenses for Each Mortgaged Property for such year;

             (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a Compliance Certificate;

             (e) as soon as practicable, but in any event not later than ninety
(90) days after the end of each fiscal year of the Borrower, copies of the Form 10-K statement filed with the Securities and Exchange Commission ("SEC") for such fiscal year, and as soon as practicable, but in any event not later than forty-five (45) days after the end of each fiscal quarter, copies of the Form 10-Q statement filed with the SEC for such fiscal quarter, provided that in either case if the SEC has granted an extension for the filing of such statements, Borrower shall deliver such statements to the Agent simultaneously with the filing thereof with the SEC;

             (f) promptly following the filing or mailing thereof, copies of all other material of a financial nature filed with the SEC, and each Lender will be included on Borrower's mailing list so that it will receive copies of all press releases issued by the Borrower;

             (g) as soon as practicable, but in any event not later than sixty
(60) days prior to the beginning of each fiscal year of the Borrower a cash flow budget for the Borrower and a property budget for each Mortgaged Property for such fiscal year; and

             (h) from time to time such other financial data and information as the Agent may reasonably request;

     ss.7.5. Notices.

             (a) Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting a Default or an Event of Default under this Agreement) under any note, evidence of Indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of the Related Companies is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of Indebtedness to accelerate the maturity thereof, the Borrower shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

             (b) Environmental Events. The Borrower will promptly notify the Agent in writing of any of the following events: (i) upon Borrower's obtaining knowledge of any violation of any Environmental Law regarding a Mortgaged

Property or any Real Estate or Borrower's operations which violation could have a Material Adverse Effect; (ii) upon Borrower's obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substance at, from, or into a Mortgaged Property which it reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which could materially affect the value of such Mortgaged Property;
(iii) upon Borrower's receipt of any notice of violation of any Environmental Laws or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) Borrower's or any Person's operation of a Mortgaged Property or any other Real Estate to the extent it may result in a Material Adverse Effect, (3) contamination on, from or into a Mortgaged Property or any other Real Estate to the extent it may result in a Material Adverse Effect, or (C) investigation or remediation of off-site locations at which Borrower or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Substances; or (iv) upon Borrower's obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which Borrower or any of the Related Companies may be liable or for which a lien may be imposed on a Mortgaged Property or any other Real Estate to the extent such liability may result in a Material Adverse Effect.

             (c) Notification of Claims Against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including, with respect to any of the Mortgaged Properties, environmental claims), withholdings or other defenses which could have a Material Adverse Effect.

             (d) Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Mortgaged Properties or affecting the Borrower or any of the Related Companies or to which the Borrower or any of the Related Companies is or is to become a party involving an uninsured claim (or as to which the insurer reserves rights) against the Borrower or any of the Related Companies that at the time of giving of notice could reasonably be expected to have a Materially Adverse Effect, and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent, within ten
(10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any Guarantor in an amount in excess of $50,000.

             (e) Notice of Default under Major Leases. The Borrower will immediately notify the Agent in writing of the occurrence of any failure of any of the Major Tenants to materially comply with any of the material terms, covenants, conditions or agreements under any of the Major Leases.

     ss.7.6. Existence; Maintenance of REIT Status; Maintenance of Properties. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland corporation and its status as a self administered real estate investment trust under the Code. The

Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect the existence of each Guarantor. Borrower will comply in all material respects with all applicable rules and regulations of the SEC relating to its publicly held stock. Borrower will continue to have its stock listed on one of the major stock exchanges in the United States, and will comply in all material respects with all applicable rules of the stock exchange where the stock is so listed. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises which in the judgment of the Borrower may be necessary to properly and advantageously conduct the businesses being conducted by it, or by any of the Related Companies. The Borrower will continue to engage primarily in the businesses now conducted by it and in related businesses.

     ss.7.7. Insurance. The Borrower will maintain insurance on the Mortgaged Properties as required by the Security Deeds. With respect to other properties and businesses of Borrower and the Related Companies, the Borrower will maintain or cause to be maintained insurance with financially sound and reputable insurers against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

     ss.7.8. Taxes. The Borrower will pay real estate taxes, other taxes, assessments and other governmental charges against the Mortgaged Properties before the same become delinquent, and will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its other properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its properties; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. Promptly after payment of real estate taxes, other taxes, assessments and other governmental charges against the Mortgaged Properties, Borrower will provide evidence of such payments to the Agent, in the form of receipted tax bills or other form reasonably acceptable to the Agent. Notwithstanding anything contained herein to the contrary, with respect to the Mortgaged Properties, Borrower, after receipt of notice from the Agent (which notice may be given by the Agent at any time during the continuation of an Event of Default) , shall deposit with Agent, on the first day of each month thereafter, a sum determined by Agent to be sufficient to provide, in the aggregate, a fund adequate to pay all real estate taxes, other taxes, assessments and other governmental charges against the Mortgaged Properties at least ten (10) days before the same becomes delinquent; and whenever the Agent reasonably determines sums accumulated under such escrow to be insufficient to meet the obligations for which such deposits were made, the Borrower shall pay, on the demand of the Agent, any amount required to cover the deficiency therein.

     ss.7.9. Inspection of Properties and Books. The Borrower shall permit the Lenders, through the Agent's or any Lender's other designated representatives, at the Borrower's expense to visit and inspect any of the Mortgaged Properties or any of Borrower's offices, to examine the books of account of the Borrower and the Related Companies (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Lender may reasonably request.

     ss.7.10. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply, and will cause all Related Companies to comply, with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (b) the provisions of all applicable partnership agreements, charter documents and by-laws, (c) all agreements and instruments to which it is a party or by which it or any of its Real Estate Assets may be bounds including the Leases, and (d) all applicable decrees, orders, and judgments. If at any time any Permit from any governmental Person shall become necessary or required in order that the Borrower may fulfill or be in compliance with any of its obligations hereunder or under any of the Loan Documents, the Borrower will promptly take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.

     ss.7.11. Use of Proceeds. Subject to the provisions of ss.2.5 hereof, the proceeds of the Loans shall be used by the Borrower for making Investments permitted by ss.8.3, repayment of other Indebtedness, and for working capital and other purposes consistent with the covenants contained herein.

     ss.7.12. Appraisals. The Appraised Values of the Mortgaged Properties, including the Appraised Values of Additional Properties, shall be determined pursuant to Appraisals approved by the Agent pursuant to ss.10.15 and ss.5.4(b), and may change only upon the approval by the Agent of a new or updated Appraisal of such Mortgaged Property. The Agent shall obtain a new or updated Appraisal of a Mortgaged Property (i) promptly following a written request from the Borrower,
(ii) at any time if required by bank regulatory requirements, (iii) at any time if, in the opinion of the Agent, there may have been a material adverse change in the Appraised Value of the applicable Mortgaged Property and (iv) during the continuation of an Event of Default, if requested by any Lender. The Borrower shall provide to the Agent all available information needed to assist in the preparation of an Appraisal and shall pay to the Agent on demand all reasonable costs of all such Appraisals, provided, however, that Borrower will not have to bear the cost of Appraisals more frequently than approximately every other year, unless such Appraisal is ordered pursuant to clause (i) or clause (iv) above.

     ss.7.13. Leases; Lease Approvals. The Borrower will cause each Mortgagor to at all times exercise or enforce its rights under those provisions of the Leases requiring the delivery of financial statements, rent rolls, lease summaries, subleases and other information from the tenants or guarantors to the Mortgagor, and Borrower will deliver to the Agent copies of all information so delivered by any of the tenants or guarantors promptly following the Borrower's receipt thereof. The Agent shall have the right, and the Borrower hereby authorizes the Agent, to communicate directly with any of the tenants or guarantors solely for the purpose of verifying any information delivered to the Agent by the Borrower concerning the tenants or guarantors, the Buildings, or the Leases provided that during the continuance of a Default or Event of Default the Agent may contact any tenant or guarantor for any purpose contemplated by this Agreement or any of the Security Documents. In the event that any of the Leases is terminated, the Borrower will take or cause to be taken all steps within the power of the Borrower to market and lease the untenanted rentable area of the Buildings to such tenants and upon such terms and conditions as may be reasonably approved by the Agent. Any proposed lease which either (i) would be a Major Lease or (ii) is not substantially in the form of Borrower's standard lease form previously approved by the Agent, shall be submitted to and approved by the Agent prior to execution, which approval shall not be unreasonably withheld, conditioned or delayed. Any request to approve a Major Lease shall also include the most recent financial statements of such proposed tenant and any guarantor. A copy of each new Lease, or of any amendment or modification of any Lease, shall be delivered to the Agent promptly following execution of such Lease or Lease amendment.

     ss.7.14. Interest Rate Protection. Borrower shall maintain in effect interest rate caps, swaps or other interest hedging contracts with counterparties and in form and substance reasonably satisfactory to the Agent covering such portion of Borrower's variable rate debt as may be required by the Agent.

     ss.7.15. Further Assurance The Borrower will (and will cause each Guarantor to) cooperate with the Agent and the Lenders and execute such further instruments and documents and perform such further acts as the Agent and the Lenders shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents and the granting and perfecting of all liens in the Collateral for the benefit of the Agent as agent for the Lenders.

     ss.7.16. Real Estate Assets Subsequently Acquired. If Borrower or any Related Company acquires any Real Estate adjacent to any Mortgaged Property which is to be developed and/or operated in a manner functionally related to the Mortgaged Property, the Borrower shall notify the Agent and at any time thereafter the Agent may require that the Security Documents for such Mortgaged Property be amended to include such acquired Real Estate and if so required Borrower shall, at its expense, provide the Agent with an Environmental Report, a Title Policy, a Survey and a Surveyor's Certificate with respect to such Real Estate.

     ss.7.17. Environmental Indemnification. The Borrower covenants and agrees that it will indemnify and hold the Agent and each Lender harmless from and against any and all claims, expense, damage, loss or liability incurred by the Agent or any Lender (including all reasonable costs of legal representation incurred by the Agent or any Lender, but excluding, as applicable, for the Agent or a Lender any claim, expense, damage, loss or liability as a result of the gross negligence or willful misconduct of the Agent or such Lender) relating to
(a) any Release or threatened Release of Hazardous Substances on any Mortgaged Property or any Real Estate; (b) any violation of any Environmental Laws with respect to conditions at any Mortgaged Property or any Real Estate or the operations conducted thereon; or (c) the investigation or remediation of off-site locations at which the Borrower or its predecessors are alleged to have directly or indirectly disposed of Hazardous Substances. It is expressly acknowledged by the Borrower that this covenant of indemnification shall survive any foreclosure or any modification, release or discharge of any or all of the Security Documents or the payment of the Loans and shall inure to the benefit of the Agent and the Lenders, and their successors and assigns.

     ss.7.18. Response Actions. The Borrower covenants and agrees that if any Release or disposal of Hazardous Substances shall occur or shall have occurred on any Mortgaged Property or any Real Estate, the Borrower will cause the prompt containment and removal of such Hazardous Substances and remediation of such Mortgaged Property or Real Estate as necessary to comply with all Environmental Laws or to preserve the value of such Mortgaged Property or Real Estate.

     ss.7.19. Environmental Assessments. If the Agent in its good faith judgment, after discussion with the Borrower, has reason to believe that the environmental condition of any Mortgaged Property has deteriorated, after reasonable notice by the Agent, whether or not a Default or an Event of Default shall have occurred, the Agent may, from time to time, for the purpose of assessing and ensuring the value of such Mortgaged Property, obtain one or more environmental assessments or audits of such Mortgaged Property prepared by an independent engineer or other qualified consultant or expert approved by the Agent to evaluate or confirm (i) whether any Hazardous Substances are present in the soil or water at such Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Agent deems appropriate. All such environmental assessments shall be at the sole cost and expense of the Borrower.

     ss.7.20. Employee Benefit Plans.

              (a) Representation. The Borrower and its ERISA Affiliates do not currently maintain or contribute to any Guaranteed Pension Plan or Multiemployer Plan.

              (b) Notice. The Borrower will obtain the consent of the Agent, which consent shall not be unreasonably withheld, conditioned or delayed, prior to the establishment of any Employee Benefit Plan or Guaranteed Pension Plan by the Borrower or any ERISA Affiliate.

              (c) In General. Each Employee Benefit Plan maintained by the Borrower or any ERISA Affiliate will be operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

              (d) Terminability of Welfare Plans. With respect to each Employee Benefit Plan maintained by the Borrower or an ERISA Affiliate which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, the Borrower, or the ERISA Affiliate, as the case may be, has the right to terminate each such plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) without liability other than liability to pay claims incurred prior to the date of termination.

             (e) Multiemployer Plans. Without the consent of the Agent, the Borrower will not enter into, maintain or contribute to, any multiemployer Plan.

             (f) Unfunded or Underfunded Liabilities. The Borrower will not, at any time, have accruing unfunded or underfunded liabilities with respect to any Employee Benefit Plan, Guaranteed Pension Plan or Multiemployer Plan, or permit any condition to exist under any Multiemployer Plan that would create a withdrawal liability.

ss.8. CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees as follows, so long as any Loan or Note is outstanding or the Lenders have any obligation to make any Loans:

     ss.8.1. Restrictions on Indebtedness. The Borrower will not, and the Borrower will not permit any of the Related Companies or any Controlled Unconsolidated Entity to create, incur, assume, guarantee or become or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

             (a) Indebtedness to the Lenders arising under any of the Loan Documents;

             (b) current liabilities of the Borrower incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

             (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.7.8;

             (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

             (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

             (f) Indebtedness of Borrower or the Related Companies (other than the Guarantors) to the extent the same does not create a violation of ss.9.3, ss.9.4 or ss.9.5 and is subject to terms and conditions consistent with conventional commercial real estate lending practices, provided that upon the creation or assumption of any such Indebtedness in an amount exceeding $5,000,000 Borrower shall provide the Agent with a notice describing the terms of such Indebtedness and the security therefor and a Compliance Certificate with updated calculations reflecting such Indebtedness.

     ss.8.2. Restrictions on Liens, Etc. The Borrower will not (a) create or incur or agree not to create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of the Mortgaged Properties, or upon the rents, income or profits therefrom; (b) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness (not permitted by ss.8.1(c)) or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over the Security Documents; or (c) sell, assign, pledge or otherwise transfer any rents, issues, profits, accounts, contract rights, general intangibles, chattel paper or instruments relating to any of the Mortgaged Properties; provided that the Borrower may create or incur or suffer to be created or incurred or to exist:

          (i) liens to secure taxes, assessments and other governmental charges in respect of obligations not overdue, the Indebtedness with respect to which is permitted by ss.8.1(c);

          (ii) deposits or pledges made in connection with, or to secure payment of, workers compensation, unemployment insurance, old age pensions or other social security obligations;

          (iii) liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by ss.8.1(d);

          (iv) liens of carriers, warehousemen, mechanics and materialmen, and other like liens in existence less than 60 days from the date of creation thereof in respect of obligations not overdue, the Indebtedness with respect to which is permitted by ss.8.1(c);

          (v) encumbrances consisting of easements, rights of way, covenants, restrictions on the use of real property and defects and irregularities in the title thereto; and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, and which matters (x) do not individually or in the aggregate have a materially adverse effect on the use or value of the Mortgaged Property and
     (xx) do not make title to such property unmarketable by the conveyancing standards in effect where such property is located;

          (vi) any Leases permitted by this Agreement or otherwise approved by the Agent;

          (vii) presently outstanding liens and other encumbrances on the Mortgaged Properties listed on Schedule B to the Title Policies; and

          (viii) liens in favor of the Agent and/or any of the Lenders granted pursuant to the Security Documents.

     ss.8.3. Restrictions on Investments. The Borrower will not, and will not permit any of the Related Companies or any Controlled Unconsolidated Entity to make or permit to exist or to remain outstanding any Investment except Investments in:

             (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

             (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

             (c) securities commonly known a s "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Monody's Investors Services, Inc. , and not less than "A 1" if rated by Standard and Poors;

             (d) Investments in office properties (but not including office properties that are under construction) consistent with Borrower's business plan submitted to the Agent prior to the date hereof and Investments in the following categories so long as the aggregate amount of each of the following categories of Investments does not exceed the specified percentage of Gross Asset Value set forth in the following table and so long as the aggregate amount, without duplication, of all Investments described in such categories does not exceed, at any time, fifteen percent (15%) of Gross Asset Value:

------------------------------------------------ ---------------------
Category of Investment                           Maximum Percentage of
                                                 Gross Asset Value
------------------------------------------------ ---------------------
Real Estate Assets that are not office           5%
buildings or office parks
------------------------------------------------ ---------------------
Unconsolidated Entities primarily engaged in     10%
either the business of ownership of real estate
located in the United States
------------------------------------------------ ---------------------
Undeveloped land                                 5%
------------------------------------------------ ---------------------
Mortgages and notes receivable                   5%
------------------------------------------------ ---------------------


     ss.8.4. Merger, Consolidation, Acquisition and Disposition of Properties.

             (a) The Borrower will not, and will not permit any of the Related Companies or any Controlled Unconsolidated Entity to become a party to any merger or consolidation, or agree to or effect any stock acquisition, or enter into any partnership or joint venture other than partnerships or joint ventures relating to Unconsolidated Entities to the extent allowed by ss.8.3(d).

             (b) Borrower will not become a party to or agree to or effect any disposition of the Collateral without obtaining the prior written consent of the Agent which consent shall not be given with respect to a Mortgaged Property unless the Lenders have authorized a release thereof pursuant to ss.5.5.

             (c) Borrower will not, and will not permit any of the Related Companies or any Controlled Unconsolidated Entity to acquire or sell or otherwise dispose of Real Estate Assets (other than the Mortgaged Properties) pursuant to a single transaction or a series of related transactions if the aggregate price or other consideration exceeds $5,000,000 unless prior to such acquisition, sale or transfer, the Borrower shall provide the Agent with a notice describing the terms of such transaction and a Compliance Certificate with updated calculations reflecting such transaction, and, if the aggregate price or other consideration for an acquisition of Real Estate Assets exceeds $30,000,000, unless prior to such acquisition, the Borrower shall have obtained the consent of the Majority Lenders.

             (d) The Borrower shall not transfer any assets to any of the Related Companies or any Unconsolidated Entity, and shall not make any other material changes to the structure of its corporate organization or the manner in which it operates its business, except with the prior written consent of the Agent.

     ss.8.5. Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, whereby the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower intends to use for substantially the same purpose as the property being sold or transferred. The Borrower will not permit any of the Related Companies or any Controlled Unconsolidated Entity to enter into any such arrangement.

     ss.8.6. Compliance with Environmental Laws. The Borrower will not do, and will not permit any of the Related Companies or any Controlled Unconsolidated Entity to do, any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials except for immaterial amounts of Hazardous Materials used in the routine maintenance and operation of the Real Estate and in compliance with applicable law, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Materials except in material compliance with Environmental Laws, (c) generate any Hazardous Materials on any of the Real Estate except in material compliance with Environmental Laws, or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release.

     ss.8.7. Distributions. Borrower shall not permit the total Distributions by it during any fiscal year to exceed ninety percent (90%) of Funds from Operations except that such limitation on Distributions may be exceeded to the extent necessary for the Borrower to maintain its REIT status provided that the Borrower provides the Agent with a letter from its accountants or attorneys setting forth the basis for computation of the amount of such necessary excess Distributions. During any period when any Default or Event of Default has occurred and is continuing the total Distributions by the Borrower will not exceed the minimum amount necessary for the Borrower to maintain its REIT status.

     ss.8.8. Major Leases. The Borrower will not materially amend, supplement or otherwise materially modify, or terminate or cancel, or accept the surrender of, or grant any concessions to or waive the performance of any of the Major Tenants under, the Major Leases without the prior approval of the Agent which approval shall not be unreasonably conditioned, withheld or delayed. The Borrower will not grant any consent to any assignment of any of the Major Leases by any of the Major Tenants without the prior approval of the Agent which approval shall not be unreasonably conditioned, withheld or delayed. The Borrower will not, directly or indirectly, cause or permit to exist any condition which would result in the termination or cancellation of, or which would relieve the performance of any obligation of any of the Major Tenants under the Major Leases.

ss.9. FINANCIAL COVENANTS OF THE BORROWER. The Borrower covenants and agrees as follows, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loan:

     ss.9.1. Borrowing Base Value. The Borrower will not at any time permit the Outstanding Obligations to exceed the aggregate Borrowing Base Value of the Mortgaged Properties.

     ss.9.2. Minimum Debt Service Coverage. The Borrower will not permit the Outstanding Obligations to exceed an amount such that: (a) the Collateral Cash Flow, divided by (b) Pro Forma Debt Service Charges, would be less than 1.35, calculated as of the end of each fiscal quarter.

     ss.9.3. Total Liabilities to Gross Asset Value. The Borrower will not permit Total Liabilities to exceed seventy percent (70%) of Gross Asset Value, calculated as of the end of each fiscal quarter through and including the fiscal quarter ending March 31, 2004. Beginning with the fiscal quarter ending June 30, 2004, the Borrower will not permit Total Liabilities to exceed sixty-five percent (65%) of Gross Asset Value, calculated as of the end of each fiscal quarter.

     ss.9.4. Adjusted EBITDA to Interest Expense. The Borrower will not permit the ratio of its Adjusted EBITDA to Interest Expense to be less than 1.75 to 1.0 for any period of four consecutive fiscal quarters, calculated as of the end of each fiscal quarter through and including the fiscal quarter ending March 31, 2004. Beginning with period of four consecutive fiscal quarters ending June 30, 2004, the Borrower will not permit the ratio of its Adjusted EBITDA to Interest Expense to be less than 2.0 to 1.0 for any period of four consecutive fiscal quarters, calculated as of the end of each fiscal quarter.

     ss.9.5. EBITDA to Fixed Charges. The Borrower will not permit the ratio of its EBITDA to Fixed Charges to be less than 1.5 to 1.0 for any period of four consecutive fiscal quarters, calculated as of the end of each fiscal quarter through and including the fiscal quarter ending March 31, 2004. Beginning with period of four consecutive fiscal quarters ending June 30, 2004, the Borrower will not permit the ratio of its EBITDA to Fixed Charges to be less than 1.75 to
1.0 for any period of four consecutive fiscal quarters, calculated as of the end of each fiscal quarter.

     ss.9.6. Minimum Tangible Net Worth. The Borrower will not at any time permit its Tangible Net Worth to be less than the sum of $25,000,000, plus 75% of Net Offering Proceeds, plus 100% of Net OP Proceeds.

ss.10. CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective when each of the following conditions precedent have been satisfied, provided, however, that the parties agree that the time period for satisfaction of each of the conditions relating to Chateau Plaza shall be extended until the first to occur of the closing date of the purchase of Chateau Plaza or 30 days after the Effective Date:

     ss.10.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed original of its Note prior to or on the Effective Date.

     ss.10.2. Good Standing Certificates and Certified Copies. The Agent shall have received (i) a Certificate of Good Standing for the Borrower from the State of Maryland and a certificate of qualification for the Borrower to do business from the State of Colorado, (ii) certificates of good standing with respect to each Guarantor from the State of its organization and a certificate of qualification to do business from the State in which the Mortgaged Property owned by it is located, (iii) a copy of the Borrower's Articles of Incorporation certified by the Maryland Secretary of State and (iv) and certified copies of certificates of formation, operating agreements, partnership agreements, certificates of limited partnership and other applicable organizational documents with respect to each of the Guarantors.

     ss.10.3. By-laws; Resolutions. All action on the part of the Borrower or any Guarantor necessary for the valid execution, delivery and performance by the Borrower and the Guarantors of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Borrower true copies of its by-laws and the resolutions adopted by its Board of Directors authorizing the transactions described herein, each certified by its secretary to be true and complete and in effect on the Effective Date.

     ss.10.4. Incumbency Certificate; Authorized Signers. The Agent shall have received from the Borrower an incumbency certificate, dated as of the Effective Date, signed by a duly authorized officer of the Borrower and giving the name and bearing a specimen signature of each Responsible Officer.

     ss.10.5. Opinions of Counsel Concerning Organization and Loan Documents. Each of the Lenders and the Agent shall have received favorable opinions addressed to the Lenders and the Agent and dated as of the Effective Date, in form and substance reasonably satisfactory to the Lenders and the Agent from Borrower's counsel, which opinion may rely on opinions from other law firms approved by the Lenders as to matters of law applicable in the various states where the Borrower or any Guarantor is organized or where the Mortgaged Properties are located.

     ss.10.6. Payment of Fees. The Borrower shall have paid to the Agent the fees pursuant to ss.4.1 and shall have paid all other expenses as provided in ss.15 hereof then outstanding.

     ss.10.7. Validity of Liens. The Security Documents shall be effective to create in favor of the Agent legal, valid and enforceable first priority, perfected liens and security interests in the Collateral covered thereby, subject only to the Permitted Liens. All filings, recordings, deliveries of instruments and other actions or consents necessary or desirable in the opinion of the Agent to grant, perfect, protect and preserve such liens and security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

     ss.10.8. Survey. The Agent shall have received Surveys of the Mortgaged Properties, together with the Surveyor's Certificates, bearing dates acceptable to the Agent, and in form and substance acceptable to the Agent.

     ss.10.9. Title Insurance; Title Exception Documents. The Agent shall have received the Title Policies, together with proof of payment of all fees and premiums for such policies. The Agent shall have received true and accurate copies of all documents listed as exceptions under such policies.

     ss.10.10. Leases. The Mortgaged Properties shall be leased so as to be materially consistent with the leasing information previously submitted to the Agent and used as the basis for the Appraisals. The Agent shall have received true copies of the Leases.

     ss.10.11. Subordination, Attornment and Non-Disturbance Agreements; Estoppel Certificates. The Agent shall have received (a) Subordination, Attornment and Non-Disturbance Agreements, in form and substance reasonably satisfactory to the Agent from all Major Tenants, and (b) estoppel certificates in form and substance reasonably satisfactory to the Agent from all Major Tenants and from other tenants who, together with the Major Tenants, collectively lease and occupy at least 85% of the occupied gross leasable area in each of the Mortgaged Properties.

     ss.10.12. Certificates of Insurance. The Agent shall have received (a) a certificate of insurance as to the insurance maintained by Borrower on the Mortgaged Properties (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the Effective Date, identifying insurers, types of insurance, insurance limits, and policy terms; (b) certified copies of all policies evidencing such insurance (or certificates therefor signed by tile insurer or an agent authorized to bind the insurer); and (c) such further information and certificates from Borrower, its insurers and insurance brokers as the Agent may reasonably request.

     ss.10.13. Hazardous Substance Assessments. The Agent shall have received a hazardous waste site assessment report concerning Hazardous Substances and asbestos on the Mortgaged Properties, dated as of a recent date, from environmental engineers reasonably acceptable to the Agent which report shall have been approved by the Agent and all Lenders.

     ss.10.14. Evidence of Compliance with Laws and Permits. The Agent shall have received final certificates of occupancy for those portions of the Buildings occupied by tenants, legal opinions, certifications from engineers or architects and/or other evidence satisfactory to the Agent that all activities being conducted on the Mortgaged Properties which require federal, state or local Permits have been duly licensed and that such Permits are in full force and effect.

     ss.10.15. Appraisals. The Agent and each of the Lenders shall have received Appraisals dated as of a recent date in form and substance satisfactory to the Agent.

     ss.10.16. Inspecting Engineer's Reports. The Agent shall have received reports, addressed to Agent and the Lenders or accompanied by reliance letters in favor of the Agent and the Lenders, from third party inspecting engineers dated not more than six (6) months prior to the date hereof as to the good structural condition of the Buildings located on the Mortgaged Properties, which reports shall be in form and substance reasonably satisfactory to the Agent.

     ss.10.17. UCC Lien Searches. The Agent shall have received UCC lien searches of the applicable public records disclosing no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or other encumbrances which affect any of the Collateral other than those relating to any liens permitted hereby and by the Security Documents.

     ss.10.18. Purchase of Mortgaged Properties. The Agent shall have received satisfactory evidence that Borrower has completed the purchase of the initial Mortgaged Properties substantially in accordance with the terms and conditions set forth in the Purchase and Sale Agreements previously submitted to the Agent.

     ss.10.19. Compliance Certificate. The Agent shall have received a Compliance Certificate showing compliance with ss.9.1 and ss.9.2 based on the Outstanding Obligations after the initial disbursement of Loans hereunder and showing compliance with ss.8.3(d) and ss.9.3 through ss.9.6 as of September 30, 2002 and for the fiscal periods ending thereon.

ss.11. CONDITIONS TO ALL BORROWINGS. The obligations of the Lenders to make any Loan or to issue any Letter of Credit, whether on or after the Effective Date, shall also be subject to the satisfaction of the following conditions precedent:

     ss.11.1. Representations True; No Event of Default; Compliance Certificate. Each of the representations and warranties of the Borrower contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true and correct in all material respects as of the date as of which they were made and shall also be true and correct in all material respects at and as of the time of the making of such Loan or the issuance of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date); the Borrower shall have performed and complied with all terms and conditions herein required to be performed by it or prior to the Borrowing Date of such Loan or the issuance date of such Letter of Credit; and no Default or Event of Default shall have occurred and be continuing on the date of any Loan Request or on the Borrowing Date of such Loan or on the date of any Letter of Credit Request or on the issuance date of such Letter of Credit; and Agent shall have received a Compliance Certificate with computations evidencing compliance with the covenants contained in ss.9.1 through ss.9.3 hereof after giving effect to such requested Loan or Letter of Credit.

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     ss.11.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or to hold an interest in such Letter of Credit.

     ss.11.3. Governmental Regulation. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     ss.11.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Agent, and the Lenders shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

ss.12. EVENTS OF DEFAULT; ACCELERATION; ETC.

     ss.12.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

              (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable;

              (b) the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents within five (5) days after the same shall become due and payable;

              (c) the Borrower shall fail to comply with any of its covenants contained in ss.7.5, ss.7.6, ss.7.7, ss.7.8, ss.8 or ss.9 hereof;

              (d) the Borrower shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.12) for thirty (30) days after written notice of such failure from Agent to the Borrower;

              (e) any representation or warranty of the Borrower in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement, shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated, provided, however, that with respect to the representations and warranties of the Borrower contained in ss.6.18 and in paragraphs (a), (c), (d), (e) and (f) of ss.6.22, if the condition or event making the representation and warranty false is capable of being cured by the Borrower, no enforcement action has been commenced against the Borrower or the applicable Mortgaged Property on account of such condition or event nor is the applicable Mortgaged Property subject to risk of forfeiture due to such condition or event, and the Borrower promptly commences the cure thereof after the Borrower's first obtaining knowledge of such condition or event, the Borrower shall have a period of thirty (30) days after the date that the Borrower first obtained knowledge of such condition or event during which the

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Borrower may cure such condition or event (or, if such condition or event is not reasonably capable of being cured within such thirty (30) day period, such additional period of time as may be reasonably required in order to cure such condition or event but in any event such period shall not exceed six (6) months from the date that the Borrower first obtained knowledge of such condition or event), and no Event of Default shall exist hereunder during such thirty (30) day or additional period so long as the Borrower continuously and diligently pursues the cure of such condition or event and the other conditions to such cure period have not changed;

              (f) the Borrower, any of the Related Companies or any Controlled Unconsolidated Entity shall fail to pay at maturity, or within any applicable period of grace, any Indebtedness, or shall fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, and in any event, such failure shall continue for thirty (30) days, unless the aggregate amount of all such defaulted Indebtedness plus the amount of any unsatisfied judgments described in paragraph (i) of this ss.12.1 is less than $5,000,000.00;

              (g) any of the Borrower, any of the Related Companies or any Controlled Unconsolidated Entity shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any substantial part of its properties or shall commence any case or other proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any such Person and such Person shall indicate its approval thereof, consent thereto or acquiescence therein;

              (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower, any of the Related Companies or any Controlled Unconsolidated Entity bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower, any of the Related Companies or any Controlled Unconsolidated Entity in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

              (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any uninsured final judgment against the Borrower that, with other outstanding uninsured final judgments, undischarged, against the Borrower plus the amount of any defaulted Indebtedness under paragraph (f) of this ss.12.1, exceeds in the aggregate $5,000,000.00;

              (j) if any of the Loan Documents or any material provision of any Loan Documents shall be unenforceable, cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Agent, or any action at law, suit or in equity or other legal proceeding to make unenforceable, cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

              (k) the Borrower, any of the Related Companies or any Controlled Unconsolidated Entity shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower;

              (l) the Borrower shall fail to pay, observe or perform any term, covenant, condition or agreement contained in any agreement, document or instrument evidencing, securing or otherwise relating to any Indebtedness of the Borrower to any Lender (other than the Obligations) and/or relating to any Permitted Lien (other than the Obligations) within any applicable period of grace provided for in such agreement, document or instrument;

              (m) if a Major Lease shall be cancelled or terminated otherwise than with the express prior written agreement, consent or approval of the Agent, which shall not be unreasonably withheld, conditioned or delayed;

              (n) any "Event of Default", as defined in any of the other Loan Documents, shall occur; or

              (o) Any two or more of William Atkins, Charles Knight and John Greenman shall cease to be a senior executive officer of the Borrower and the Board of Directors of the Borrower shall not, within six months thereafter, hire a substitute officer who has been approved by the Majority Lenders, with each Lender having the right to approve or disapprove any proposed successor in its sole reasonable discretion;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in ss.ss.12.1(g) or 12.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or action by the Majority Lenders.

     ss.12.2. Termination of Commitments. If any one or more Events of Default specified in ss.12.1(g) or ss.12.1(h) shall occur, any unused portion of the Commitments hereunder, shall forthwith terminate and the Lenders shall be relieved of all obligations to make Loans to the Borrower or to issue Letters of Credit for the benefit of the Borrower. If any other Event of Default shall have occurred and be continuing, any Lender may by notice to the Borrower terminate the unused portion of its Commitment hereunder, and upon such notice being given such unused portion of its Commitment hereunder shall terminate immediately and such Lender shall be relieved of all further obligations to make Loans. No

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


termination of such Lender's Commitment hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to such Lender arising under other agreements or instruments.

     ss.12.3. Remedies. In case any one or more of the Events of Default shall have occurred, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to ss.12.1, each Lender, if owed any amount with respect to the Loans, may, with the consent of the Majority Lenders, direct the Agent to proceed to protect and enforce the rights and remedies of the Agent and the Lenders under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver and, if any amount shall have become due, by declaration or otherwise, to proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     ss.12.4. Distribution of Collateral Proceeds. In the event that, during the continuance of any Default or Event of Default, the Agent or any Lender as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

              (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

              (b) Second, to all other Obligations in such order or preference as the Majority Lenders may determine; provided, however, that distribution in respect of such Obligations shall be made among the Lenders pro rata in accordance with each Lender's respective Commitment Percentage; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

              (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Agent of all of the obligations, and to the payment of any obligations required to be paid pursuant to applicable laws applicable to such enforcement; and

              (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are legally entitled thereto.

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     ss.12.5. Addition of Real Estate Assets to Cure Default. As an alternative to the payment of cash to cure a Default under ss.9.1 or ss.9.2 hereof, the Borrower shall have the right to offer to provide additional Collateral to the Agent in the form of Additional Properties pursuant to ss.5.3 and ss.5.4, for the purpose of curing a Default under ss.9.1 or ss.9.2 hereof, if the Borrower designates such Collateral for addition within fifteen (15) days after the occurrence of such Default and the Borrower executes and delivers to the Agent a Security Deed, an Assignment of Leases and Rents, an Indemnity Agreement and UCC-1 Financing Statements relating to the Additional Property together with the Certificates and opinion described in ss.5.4(d) and ss.5.4(e) within thirty (30) days after the occurrence of such Default. The Agent and the Lenders shall accept and approve the addition of such Collateral as a cure for such Default if such Collateral shall cure the Default and satisfies the due diligence requirements of the Agent and the Lenders, including, without limitation, the conditions set forth in ss.5.4 and those requirements with respect to the Mortgaged Properties specified in ss.10 hereof, within ninety (90) days after the occurrence of the subject Default, and at the time that such due diligence requirements are so satisfied, no other Defaults or Events of Default are continuing. If any such additional Collateral is provided to the Agent in accordance with this ss.12.5, such additional Collateral shall, for all purposes hereof, be deemed to be a "Mortgaged Property." Until the Agent and all Lenders have acknowledged in writing the cure of such Default, all consequences of such Default hereunder shall be effective (except as provided in ss.8.7) and the Agent may exercise all available remedies except that the maturity of the Loans shall not be accelerated based solely on the Default which Borrower is diligently attempting to cure hereunder, prior to the expiration of said ninety
(90) day period.

ss.13. SETOFF. Borrower hereby grants to each Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to such Lender hereunder, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of such Lender or in transit to it. At any time, without demand or notice (any such notice being expressly waived by Borrower), any Lender may, WITH THE PRIOR APPROVAL OF THE AGENT, setoff the same or any part thereof and apply the same to any liability or obligation of Borrower hereunder even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Lender, other than Indebtedness evidenced by the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the

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Lenders, such Lender will make such disposition and arrangements with the other
Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, no Lender shall exercise a right of setoff if such exercise would limit or prevent the exercise of any other remedy, right to Collateral or other recourse against the Borrower.

ss.14. THE AGENT.

     ss.14.1. Authorization. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Lenders is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender.

     ss.14.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     ss.14.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     ss.14.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability by or against Borrower or Guarantor of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall

                                      -61-

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have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial condition of the Borrower. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Agent's counsel has only represented Agent and FNB in connection with the Loan Documents and the only attorney-client relationship or duty of care is between Agent's counsel and Agent or FNB. Each Lender has been independently represented by separate counsel on all matters regarding the Loan Documents and the granting and perfecting of liens in the Collateral.

     ss.14.5. Payments.

              (a) A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Lender (other than payments of issuance and renewal fees to the Agent with respect to Letters of Credit) shall constitute a payment to such Lender subject to the pro rata rights to repayment based upon the Commitment Percentage of each Lender. The Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

              (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

              (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of ss.12 and ss.13 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, or to adjust promptly such Lender's outstanding principal and its pro rata Commitment Percentage as provided in ss.2.1 hereof, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Lenders, the Lenders respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     ss.14.6. Holders of Notes. The Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder assignee or transferee.

     ss.14.7. Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by ss.15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     ss.14.8. Agent as Lender. In its individual capacity, FNB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

     ss.14.9. Resignation and Removal. The Agent may resign at any time by giving sixty (60) days, prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, appointment of such successor Agent shall be subject to the reasonable approval of the Borrower. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the giving of notice of resignation or removal of the Borrower has disapproved or failed to approve a successor agent within such period, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than A2/P2 or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. Such successor Agent shall issue replacement Letters of Credit and any outstanding Letters of Credit issued by the retiring Agent shall be canceled and returned to it. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     ss.14.10. Notification of Defaults and Events of Default. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this ss.14.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

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     ss.14.11. Duties in the Case of Enforcement. In case one of more Events of
Default have occurred and shall be continuing, and whether or not acceleration of the obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Lenders may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction. The Agent may take such steps as it reasonably determines for the taking of possession or title to any Collateral, including the formation of trusts, limited liability companies or corporations with each Lender having a beneficial interest equal to its pro rata percentage of the outstanding Loans.

ss.15. EXPENSES. The Borrower agrees to pay (a) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agent's or any Lender's net income), including any recording, mortgage, documentary or intangibles taxes in connection with the Security Documents and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Agent or any of the Lenders after the Effective Date (the Borrower hereby agreeing to indemnify the Lenders with respect thereto), (b) all title insurance premiums, appraisal fees, engineer's, inspector's and surveyor's fees, recording costs and the reasonable fees, expenses and disbursements of the Agent's counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (c) the reasonable fees, costs, expenses and disbursements of the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein including without limitation, the costs incurred by the Agent in connection with its inspection of the Mortgaged Properties, (d) the fees, costs, expenses and disbursements of the Agent incurred in connection with the syndication and/or participation of the Loans in the event that Borrower shall request an increase in the Total Commitment, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Lender or the Agent and the fees and costs of appraisers, engineers, investment bankers, surveyors or other experts retained by the Agent or any Lender in connection with any such enforcement proceedings) incurred by any Lender or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the administration thereof after the occurrence of a Default or Event of Default (including, without limitation, expenses incurred in any restructuring and/or "workout" of the Loans), and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or the Lender's relationship with the Borrower, any Controlled Unconsolidated Entity or any of the Related Companies, (f) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings, (g) all reasonable costs incurred by the Agent in the future in connection with its inspection of the Mortgaged Properties, and (h) the reasonable fees, costs, expenses and disbursements of the Agent incurred in connection with the granting of additional Collateral by the Borrower pursuant to ss.5.3 or ss.12.5 hereof, including, without limitation, the costs incurred by the Agent in connection with its inspection of such additional Collateral, and the fees and disbursements of the Agent's counsel. The covenants of this ss.15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

ss.16. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent and the Lenders and the shareholders, directors, agents, officers, subsidiaries, and affiliates of the Agent and the Lenders from and against any and all claims, actions or causes of action and suits whether groundless or otherwise, and from and against any and all Liabilities, losses, settlement payments, obligations, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby or which otherwise arise in connection with the financing including, without limitation except to the extent caused by the gross negligence or willful misconduct of a Lender or the Agent (but such limitation on indemnification shall only apply to the Agent or Lender that is being grossly negligent or committing willful misconduct), (a) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower comprised in the Collateral, (c) the Borrower entering into or performing this Agreement or any of the other Loan Documents or (d) with respect to the Borrower and its respective properties, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), (e) any cost, claim liability, damage or expense in connection with any harm the Borrower may be found to have caused in the role of a broker, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lenders and the Agent shall each be entitled to select their own separate counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this ss.16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this ss.16 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder and shall continue in full force and effect as to the Lenders so long as the possibility of any such claim, action, cause of action or suit exists under applicable law, rule or regulation.

ss.17. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lenders of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or the Lenders have any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate delivered to the Agent or any Lender at any time executed on behalf of the Borrower or a Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

ss.18. ASSIGNMENT; PARTICIPATIONS; ETC.

     ss.18.1. Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent shall have given its prior written consent to such assignment except that such consent shall not be needed with respect to an assignment from a Lender to one of its Affiliated Lenders, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (c) each assignment shall be in an amount of not less than $5,000,000 that is a whole multiple of $1,000,000, (d) each Lender shall either assign its entire Commitment or shall retain, free of any such assignment, an amount of its Commitment of not less $5,000,000 and (e) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit D hereto (an "Assignment and Acceptance") , together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
(5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in ss.18.3, be released from its obligations under this Agreement.

     ss.18.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto or the validity or enforceability or priority of any lien or any

Collateral; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in ss.6.4 and ss.7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and Collateral decisions in taking or not taking action under this Agreement, (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as "Agent" on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

     ss.18.3. Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentages of, and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,000.00. The Agent may amend Schedules 1 and 1.2 hereof to reflect the recording of any such assignments.

     ss.18.4. New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its Loans hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes and that they do not constitute a novation, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this ss.18.4, the Borrower shall deliver an opinion of counsel, addressed to the Lenders and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding non-preferential effect thereof, and that the Obligations evidenced by the new Notes are secured by the Collateral with the same validity, enforceability and priority as if given on the Effective Date, in form and substance satisfactory to the Lenders. The surrendered Notes shall be cancelled and returned to the Borrower.

     ss.18.5. Participations. Each Lender may sell participations to one or more banks or other entities in a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents not to exceed forty-nine percent (49%) of its Commitment Percentage; provided that (a) the Agent shall have given its prior written consent to such participation, except that any Lender may sell participations to its Affiliated Lenders without such consent,
(b) each such participation shall be in an amount of not less than $5,000,000 that is a whole multiple of $1,000,000, (c) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower and the Lender shall continue to exercise all approvals, disapprovals and other functions of a Lender, (d) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve the vote of the Lender as to waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest, provided that all approvals affecting a Loan or this Agreement under this clause (d) shall be by a fifty-one percent (51%) vote of such Lender's Commitment Percentage, and
(e) no participant shall have the right to grant further participations or assign its rights, obligations or interests under such participation to other Persons without the prior written consent of the Agent.

     ss.18.6. Pledge by Lender. Any Lender may at any time pledge or assign all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

     ss.18.7. No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

     ss.18.8. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

ss.19. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) if to the Borrower, at 1780 S. Bellaire Street, Suite 515, Denver, CO 80222 Attention: Chief Financial Officer Telefax No. 303-296-7353 or at such other address for notice as the Borrower shall last have furnished in writing to the Agent; and

          (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Structured Real Estate, and to 115 Perimeter Center Place, N.E., Suite 500, Atlanta, Georgia 30346, Attn: Lori Y. Litow, Director, Telefax No. 770-390-8434 or such other address for notice as the Agent shall last have furnished in writing to the Borrower.

          (c) if to any Lender, at such Lender's address set forth on such Lender's signature page, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile (as evidenced by confirmation of successful transmission) and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

ss.20. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. This agreement and each of the other Loan Documents, except as otherwise specifically provided therein, and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth Of Massachusetts (excluding the laws applicable to conflicts or choice of law). BORROWER AGREES THAT ANY SUIT BY IT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT ONLY IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND BORROWER CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT FOR ANY SUIT BY AGENT OR ANY LENDER AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN ss.19. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM. IN ADDITION TO THE COURTS OF THE COMMONWEALTH OR ANY FEDERAL COURT SITTING THEREIN, THE AGENT OR ANY LENDER MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY COLLATERAL EXISTS AND THE BORROWER CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN ss.19.

ss.21. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

ss.22. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

ss.23. ENTIRE AGREEMENT. This Agreement and the Loan Documents is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the Loan Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Agreement and the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the Loan Documents. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.25.

ss.24. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. THE BORROWER, THE AGENT AND EACH LENDER HEREBY MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDERS TO PROVIDE THE COMMITMENTS AND MAKE THE LOANS.

ss.25. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Lenders, and, in the case of amendments, with the written consent of the Borrower other than amendments to schedules made in the ordinary course as contemplated by this Agreement, provided, however, that any waiver of an Event of Default under ss.12.1(a) or ss.12.1(b) or any modifications or waivers of the financial covenants set forth in ss.9.1, ss.9.2 or ss.9.3 or any waiver of an Event of Default relating to the Borrower's failure to comply with such financial covenants shall require the written consent of all Lenders. Notwithstanding the foregoing, (i) the rate of interest on and the term or amount of the Notes, (ii) the amount of the Commitments of the Lenders(other than changes in Commitments pursuant to Assignments under ss.18 or pursuant to changes in the Total Commitment under ss.2.2), (iii) the amount of any fee payable to a Lender hereunder, (iv) any provision herein or in any of the Loan Documents which expressly requires consent of all the Lenders, (v) the funding provisions of ss.2.5 and ss.2.7 hereof, (vi) the Maturity Date and (vii) the rights, duties and obligations of the Agent specified in ss.14 hereof, may not be amended without the written consent of each Lender affected thereby, nor may the Agent release any Collateral or add any Collateral, including pursuant to ss.12.5 hereof, without first obtaining the written consent of all the Lenders. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

ss.26. SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                            BORROWER:
                                            AMERIVEST PROPERTIES INC., a
                                            Maryland corporation


                                            By:  /s/  John B. Greenman
                                               --------------------------------
                                            Name:     John B. Greenman
                                            Title:    Vice President

                                            AGENT:
                                            FLEET NATIONAL BANK, as Agent

                                            By:  /s/  Lori Y. Litow
                                               --------------------------------
                                            Name:     Lori Y. Litow
                                            Title:    Director

                              Lender Signature Page


                                            FLEET NATIONAL BANK


                                            By:  /s/  Lori Y. Litow
                                               --------------------------------
                                            Name:     Lori Y. Litow
                                            Title:    Director






Commitment:                                                     $30,000,000

Commitment Percentage:                                          100%




Notice Address:                             Fleet National Bank
                                            100 Federal Street
                                            Boston, MA  02110
                                            Attn: Structured Real Estate

                                            With a copy to:

                                            Fleet National Bank.
                                            115 Perimeter Center Place, N.E.
                                            Suite 500
                                            Atlanta, GA 30346
                                            Attn: Lori Y. Litow, Director

                                            Fax:     (770)390-8434 or 391-9811

                                    Exhibit A
                                    ---------

                          FORM OF REVOLVING CREDIT NOTE
                          -----------------------------

No. ___                                               [Date]
[Amount]

     FOR VALUE RECEIVED, the undersigned, AMERIVEST PROPERTIES INC., a Maryland corporation (the "Borrower"), promises to pay, without offset or counterclaim, to the order of [Name of Lender] (hereinafter, together with its successors in title and assigns, called the "Lender") at the head office of Fleet National Bank, as Agent (the "Agent") at 100 Federal Street, Boston, Massachusetts 02110, the principal sum of [Amount in Words][Amount in Numbers] or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Revolving Credit Agreement dated as of November 12, 2002 among the Lender, the Borrower, the other lending institutions named therein and the Agent, as amended from time to time (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in ss.1.2 of the Credit Agreement shall be applicable to this Note.

     The Borrower also promises to pay (a) principal from time to time at the times provided in the Credit Agreement and (b) interest from the date hereof on the principal amount from time to time unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Late charges and other charges and default rate interest shall be paid by Borrower in accordance with the terms of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement.

     This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement. The principal of this Note is subject to prepayment in whole or in part in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other Obligations of the Borrower are full recourse obligations of the Borrower, and all of its Real Estate Assets, and its other properties shall be available for the payment and performance of this Note, the interest accrued on this Note, and all of such other Obligations. In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     The Borrower and all endorsers hereby waive presentment, demand, protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note, and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.

     This Note and the obligations of the Borrower hereunder shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law). The Borrower has waived its right to a jury trial with respect to any action or claim arising out of this Note pursuant to ss.24 of the Credit Agreement.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed in its name as an instrument under seal on the date first above written.

WITNESS:                                    AMERIVEST PROPERTIES INC.


_____________________________________       By:________________________________

                                    Exhibit B

                                  LOAN REQUEST
                                  ------------
                                                                 [Date]
Fleet National Bank, as Agent
100 Federal Street
Boston, MA 02110

Re: Loan Request under Revolving Credit Agreement  dated as of November 12, 2002
    ----------------------------------------------------------------------------

Ladies and Gentlemen:

     Pursuant to ss.2.5 of the Revolving Credit Agreement dated as of November 12, 2002, among you, certain other Lenders and us (the "Credit Agreement"), we hereby request that the Lenders make a Loan as follows:

     (i) Principal amount requested: $

     (ii) Proposed Borrowing Date:

     (iii) Interest Period:

     (iv) Type:

     This Loan Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in ss.2.5 of the Credit Agreement.

     The undersigned hereby further certifies to you that it is in compliance with the covenants specified in ss.9.1 through ss.9.6 of the Credit Agreement, and will remain in compliance with such covenants after the making of the requested Loan, as evidenced by a Compliance Certificate in the form of Exhibit C to the Credit Agreement of even date herewith delivered to you simultaneously with this Loan Request.

     We also understand that this request obligates us to accept the requested Loan on such date. All terms defined in the Credit Agreement and used herein without definition shall have the meanings set forth in ss.1.1 of the Credit Agreement.

     The undersigned hereby certifies to you, in accordance with the provisions of ss.11.1 of the Credit Agreement, that the representations and warranties contained in the Credit Agreement and in each document and instrument delivered pursuant to or in connection therewith were true in all material respects as of the date as of which they were made, are also true in all material respects at and as of the date hereof, and will also be true in all material respects at and as of the proposed Borrowing Date of the Loan requested hereby, in each case except as otherwise permitted pursuant to the provisions of ss.11.1 of the Credit Agreement, and no Default or Event of Default has occurred and is continuing.

                                            Very truly yours,

                                            AMERIVEST PROPERTIES INC.


                                            By:_______________________________

                                               _______________________________

                                            Its:______________________________

                                    Exhibit C
                                    ---------

                          Compliance Certificate under
            Revolving Credit Agreement dated as of November 12, 2002

     The undersigned, a Responsible Officer of AMERIVEST PROPERTIES INC. (the "Borrower"), hereby certifies on behalf of the Borrower as of the date hereof the following:

     1. No Defaults. I have read a copy of the Revolving Credit Agreement dated as of November , 2002 (the "Credit Agreement") among the Borrower, Fleet National Bank, the other lending institutions party thereto, and Fleet National Bank, as Agent. Terms used herein and not otherwise defined herein shall have the meanings set forth in ss.1.1 of the Credit Agreement. No Event of Default is continuing in the performance or observance of any of the covenants, terms or provisions of the Credit Agreement or any of the other Loan Documents. Without limiting the foregoing, the Borrower has not taken any actions which are prohibited by the negative covenants set forth in ss.8 of the Credit Agreement. Attached hereto as Appendix I are all relevant calculations needed to determine whether the Borrower is in compliance with ss.9.1 through ss.9.6, inclusive, and ss.8.3(d) of the Credit Agreement as of the end of the most recently completed fiscal quarter (except that in the case of Compliance Certificates delivered pursuant to ss.2.5, ss.2.8(a), ss.5.5, ss.8.1(f), ss.8.4(c), or ss.11.1, the
calculations determining compliance with ss.9.1 through ss.9.3 have been computed on a pro forma basis after giving effect to the proposed transaction) and is in compliance with ss.8.7 of the Credit Agreement for the most recently completed fiscal year.

     2. No Material Changes, Etc. Except as disclosed on Appendix II hereto, since the [date of most recent financial statements furnished to the Agent and the Lenders], there have occurred no materially adverse changes in the financial condition or business of the Borrower as shown on or reflected in the balance sheet of the Borrower as at such date other than (a) changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower and (b) changes resulting from the making of the Loans and the transactions contemplated by the Credit Agreement.

     3. No Materially Adverse Contracts, Etc. The Borrower is not subject to any charter, corporate, or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected, in the reasonable judgment of the Borrower 's officers, in the future to have a materially adverse effect on the Borrower or the Collateral. The Borrower is not a party to any contract or agreement that has or is expected, in the reasonable judgment of the Borrower 's officers, to have a materially adverse effect on the Borrower or the Collateral.

Date:

                                            AMERIVEST PROPERTIES INC.


                                            By:_______________________________

                                               _______________________________

                                            Its:______________________________

AMERIVEST PROPERTIES
APPENDIX I TO COVENANT COMPLIANCE CERTIFICATE based on QE ____________________

CORPORATE COVENANTS
(1)   Corporate Leverage (Paragraph 9.3 in Revolving Credit Agreement)

      a. Total Assets on Balance Sheet
                                                                -------------
      b. Real Estate Depreciation
                                                                -------------
      c. GROSS ASSET VALUE (a+b)
                                                                -------------
      d. Total Liabilities on Balance Sheet
                                                                -------------
      e. Contingent Liabilities not already on B.S.
                                                                -------------
      f. Borrower's % of unconsolidated entity liabilities
                                                                -------------
      g. TOTAL LIABILITIES as defined (d + e + f)
                                                                -------------
         TOTAL LIABILITIES TO GAV:                                         %
                                                                -------------
         (cannot exceed 70%)

(2)   Corporate Interest Coverage (Paragraph 9.4 in Revolving Credit Agreement)


      a. EBITDA (last 4 Quarters)
                                                                 -------------
      b. Company S.F.
                                                                 -------------
      c.  Reserve Amount PSF                                      $    0.25
                                                                 -------------
      d.  Total Reserve (bxc)                                     $     -
                                                                 -------------
      e.  Adjusted EBITDA (a-d)                                   $     -
                                                                 -------------
      f.  Interest Expense
                                                                 -------------
      g.  Capitalized Interest
                                                                 -------------
      h. Total Interest Exp. (g+h)
                                                                 -------------
      i. Adj. EBITDA to Int.Exp. (e/h)
                                                                 -------------
         (cannot be less than 1.75x)

(3)   Corporate Fixed Charge Coverage (Paragraph 9.5 in Revolving Credit
      Agreement)

      a. EBITDA last 4 Qtrs ( = 2a.)
                                                                -------------
      b. Interest Expense ( = 2h.)
                                                                -------------
      c. principal payments
                                                                -------------
      d. preferred dividends
                                                                -------------
      e. Fixed Charges (b + c + d)
                                                                -------------
      f. EBITDA/Fixed Charges (a/e)
                                                                -------------
         (cannot be less than 1.5x)



(4)  Minimum Tangible Net Worth (Paragraph 9.6 in Revolving Credit Agreement)

     a. GAV (= 1c.)
                                                                ----------------
     b. Intangible Assets
                                                                ----------------
     c. Total Liabilities (= 1d.)
                                                                ----------------
     d. Net Worth (a-b-c)
                                                                ----------------
     e. Net Offering Proceeds after closing
                                                                ----------------
     f. multiplied by 75%                                                  75%
                                                                ----------------
     g. e x f                                                             -
                                                                ----------------
     h. Net OP Proceeds after closing
                                                                ----------------
     i. multiplied by 100%                                                100%
                                                                ----------------
     j. h x j                                                             -
                                                                ----------------
     k. Tangible Net Worth (d+g+j)                                        -
                                                                ----------------
        (cannot be less than $25mm + 75% of Net Offering Proceeds
        and 100% of OP Proceeds raised after closing)

BORROWING BASE COVENANTS

(5) Borrowing Base Value/Advance Rate (paragraph 9.1 of Revolving Credit
Agreement)

                                                                  Property 1      Property 2     TOTAL
     a. Appraised Value of Mortgaged Properties
                                                                --------------------------------
     b. multiplied by                                                      70%             70%
                                                                --------------------------------
     c. Availability based on Appraised Value                            -              -           -
                                                                ------------------------------------------
     d. Cost of Mortgaged Properties
                                                                --------------------------------
     e. multiplied by                                                      70%             70%
                                                                --------------------------------
     f. Availability based on Cost                                                                  -
                                                                ------------------------------------------
        ADVANCE RATE (the lessor of 5c. or 5f.)

(6)  Minimum Debt Service Coverage (Paragraph 9.2 of Revolving Credit Agreement)

     a. NOI of mortgaged properties last 6 mths
                                                                ----------------
     b. NOI annualized (* 2)
                                                                ----------------
     c. Collateral Property s.f.
                                                                ----------------
     d. Reserve Amount                                          $    0.25
                                                                ----------------
     e. Collateral Reserve Amount                               $        -
                                                                ----------------
     f. Proforma leasing Dean Foods space                                -
                                                                ----------------
     g. NOI included in 6b. from re-leased Dean Foods
                                                                ----------------
     h. Collateral Cash Flow (b-e+f-g)                          $        -
                                                                ----------------
     i. Proforma Principal Amt (Amt O/S at QE + issued L/Cs)
                                                                ----------------
     j. DS at a 9.25% constant
                                                                ----------------
     k. int. at >of: actual or 10yr T+2.5% + 25 yr amort.
                                                                ----------------
     l. Proforma DS = the > of: 6h. or 6i.
                                                                ----------------
     m. Collateral CF/Proforma DS
                                                                ----------------
        Collateral CF/Proforma DS cannot be less than 1.35x


                                      -78-



(7) Permitted Investments (Paragraph 8.3d of Revolving Credit Agreement)

                                                               Covenant*       Actual
                                                               --------        ------
      a.  R.E. Assets that are not office bldgs or off. parks      5%
                                                                             ------------
      b. Unconsolidated Entities                                  10%
                                                                             ------------
      c. Undeveloped Land                                          5%
                                                                             ------------
      d. Mortgages and Notes Receivable                            5%
                                                                             ------------
      e. Total Investments                                         n/a
                                                                             ------------
      f. MAXIMUM PERMITTED INVESTMENTS                            15%
                                                                             ------------
          * as a percent of GAV (= 1c)

(8)   Total Distributions (Paragraph 8.7)

      a. total distributions for the last fiscal year
                                                                ------------
      b. FFO for the last fiscal year
                                                                ------------
      c. 90% of b.
                                                                ------------
          a. cannot exceed  c .


                                      -79-

                                    EXHIBIT D
                                    ---------

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


                                      Dated


     Reference is made to the Revolving Credit Agreement dated as of November 12, 2002 (as amended and in effect from time to time, the "Agreement"), among AmeriVest Properties, Inc., a Maryland corporation (the "Borrower"), Fleet National Bank, the other Lenders and Fleet National Bank as agent (the "Agent") for itself and the other Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

     ___________________(the "Assignor") and ______________________(the
"Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as hereinafter defined) a portion of the Assignor's rights and obligations under the Agreement which relates to $________________ of the Assignor's Commitment and a Commitment Percentage of _____% of all Loans outstanding as of the Effective Date.

     2. The Assignor (i) represents that as of the date hereof, its Commitment (without giving effect to this Assignment or any other assignments by Assignor effective on the Effective Date (the "Simultaneous Assignments")) is $__________ and its Commitment Percentage with respect thereto is %, and the outstanding balance of its Loans (unreduced by any assignments thereof pursuant to this Assignment or the Simultaneous Assignments) is $__________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other person which may be primarily or secondarily liable in respect of any of the Obligations or any of their obligations under the Agreement or the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; (iv) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (v) represents and warrants that to the best of Assignor's knowledge no Event of Default has occurred and is continuing on the date hereof; and (vi) attaches the $_______________ Note delivered to it under the Agreement and requests that the Borrower exchange such Note for new Notes executed by Borrower and payable to each of the Assignor and/or to the assignees pursuant to the Simultaneous Assignments and the Assignee as follows:


Notes Payable to                                              Amount of Note
the Order of:                                                 --------------
-------------

[Name of Assignor or assignees pursuant                       [($     )]
                                                                 -----
 Simultaneous Assignments]

[Name of Assignee]                                            [($     )]
                                                                 -----

     3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to ss.ss.6.4 and 7.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, any other Lender or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions and review and analysis of the value of any Properties in taking or not taking action under the Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Agreement and the other Loan Documents; and (vi) agrees that it will perform all the obligations which by the terms of the Agreement are required to be performed by it as a Lender in accordance with the terms of the Agreement.

     4. The effective date for this Assignment and Acceptance shall be (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording in the Register by the Agent. This Assignment and Acceptance may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Assignment and Acceptance it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     5. Upon such acceptance and recording, from and after the Effective Date,
(i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Agreement assigned hereunder relinquish its rights and be released from its obligations under the Agreement.

     6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

     7. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                            [NAME OF ASSIGNOR]


                                            By:_______________________________
                                            Title:____________________________


                                            [NAME OF ASSIGNEE]


                                            By:_______________________________
                                            Title:____________________________

                                    Exhibit E
                                    ---------
                            LETTER OF CREDIT REQUEST
                            ------------------------
                                                           [Date]
Fleet National Bank, as Agent
100 Federal Street
Boston, MA 02110

Ladies and Gentlemen:

     Re: Letter of Credit Request under Revolving Credit Agreement dated as of
         ---------------------------------------------------------------------
         November 12, 2002
         -----------------

     Pursuant to ss.2.8 of the Revolving Credit Agreement dated as of November 12, 2002, among you, certain other Lenders and us (the "Credit Agreement"), we hereby request that you issue a Letter of Credit as follows:

     (i)   Name and address of beneficiary:

     (ii)  Face amount: $

     (iii) Proposed Issuance Date:

           Proposed Expiration Date:

     (iv) Other terms and conditions as set forth in the proposed form of Letter of Credit attached hereto.

     (v)   Purpose of Letter of Credit:

     This Letter of Credit Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in ss.2.8 of the Credit Agreement.

     The undersigned hereby further certifies to you that it is in compliance with the covenants specified in ss.9.1 through ss.9.6 of the Credit Agreement, and will remain in compliance with such covenants after the outstanding balance of the Loans is adjusted to include the face amount of the requested Letter of Credit, as evidenced by a Compliance Certificate in the form of Exhibit C to the Credit Agreement of even date herewith delivered to you simultaneously with this Letter of Credit Request.

     We also understand that if you grant this request this request obligates us to accept the requested Letter of Credit and pay the issuance fee and Letter of Credit fee as required by ss.2.8(c). All terms defined in the Credit Agreement and used herein without definition shall have the meanings set forth in ss.1.1 of the Credit Agreement.

     The undersigned hereby certifies to you, in accordance with the provisions of ss.11.1 of the Credit Agreement, that the representations and warranties contained in the Credit Agreement and in each document and instrument delivered pursuant to or in connection therewith were true in all material respects as of the date as of which they were made, are also true in all material respects at and as of the date hereof, and will also be true in all material respects at and as of the proposed issuance date of the Letter of Credit requested hereby, in each case except as otherwise permitted pursuant to the provisions of ss.11.1 of the Credit Agreement, and no Default or Event of Default has occurred and is continuing.

                                            Very truly yours,
                                            AMERIVEST PROPERTIES INC.

                                            By:_______________________________



                                    Exhibit F
                                    ---------

             Chateau Plaza Reserve Account Deposit Certificate under
            Revolving Credit Agreement dated as of November 12, 2002

         The undersigned, a Responsible Officer of AMERIVEST PROPERTIES INC.
(the "Borrower"), hereby certifies on behalf of the Borrower that on or before _______________ the sum of $___________ was deposited in the Chateau Plaza
Reserve Account and that such amount was computed based on the following information which the undersigned certifies to be accurate in all material respects:

-------------------------------------------------------------------------------------- -------------
Total rental and other revenue of Chateau Plaza for the month preceding the deposit    $
-------------------------------------------------------------------------------------- -------------
Total operating expenses of Chateau Plaza for the month preceding the deposit1         $
-------------------------------------------------------------------------------------- -------------
One month's interest on $15,400,000 at the rate of ____% per annum2                    $
-------------------------------------------------------------------------------------- -------------
Assumed contribution to Borrower's common stock dividend3                              $45,125.00
-------------------------------------------------------------------------------------- -------------
Deposit Amount                                                                         $
-------------------------------------------------------------------------------------- -------------


Date:

                                            AMERIVEST PROPERTIES INC.


                                            By:_______________________________
                                               _______________________________
                                            Its:______________________________


_______________________________
1)  Operating expense do not include depreciation and other non-cash expenses.
    See definition of Net Operating Income in Revolving Credit Agreement
2)  Fill in actual average interest rate on the Loans during the month preceding the deposit
3)  This amount shall be adjusted if quarterly dividend rate changes from 13 cents per share.


                                      -83-

                                   SCHEDULE 1

                Lenders; Domestic and Eurodollar Lending Offices
                ------------------------------------------------


----------------------------------- --------------------------------------

Fleet National Bank
100 Federal Street
Boston, MA   02110
(Domestic and Eurodollar)
----------------------------------- --------------------------------------
----------------------------------- --------------------------------------

----------------------------------- --------------------------------------
----------------------------------- --------------------------------------

----------------------------------- --------------------------------------
----------------------------------- --------------------------------------

----------------------------------- --------------------------------------

                                  SCHEDULE 1.1

                                   Commitments
                                   -----------

---------------------- -------------------------- ----------------------
Lender                        Commitment          Commitment Percentage
---------------------- -------------------------- ----------------------
Fleet National Bank           $30,000,000                          100%
---------------------- -------------------------- ----------------------

---------------------- -------------------------- ----------------------
Totals                        $30,000,000                          100%
---------------------- -------------------------- ----------------------

                                  Schedule 1.2
                             Mortgaged Real Property

Centerra Office Building, 1873 South Bellaire Street, Denver, Colorado

Chateau Plaza Office Building, 2515 McKinney Avenue, Dallas, Texas (effective upon satisfaction of each of the conditions set forth in ss.10 relating thereto)

                                  SCHEDULE 1.3


                                RELATED COMPANIES
                            & UNCONSOLIDATED ENTITIES


Related Companies - AmeriVest Properties Inc. is the 100% Shareholder of each:
------------------------------------------------------------------------------

Subsidiary Name                                        State of Incorporation
---------------                                        ----------------------

AmeriVest Broadway Properties Inc.                            Colorado
AmeriVest Sheridan Center Inc.                                Colorado
AmeriVest Properties Texas Inc.                               Texas
AmeriVest Buildings Texas Inc.                                Texas
AmeriVest Properties Indiana Inc.                             Indiana
AmeriVest Inverness Inc.                                      Colorado
AmeriVest Arrowhead Inc.                                      Arizona
AmeriVest Kellogg Inc.                                        Colorado
Kellogg Executive Suites, Inc.                                Colorado
AmeriVest Parkway Inc.                                        Texas
AmeriVest Centerra Inc.                                       Colorado
AmeriVest Chateau Inc.                                        Texas



Unconsolidated Entities:
------------------------

The Borrower's AmeriVest Broadway Properties Inc. subsidiary owns 20% of the Panorama Falls building as a tenant in common.

                                  Schedule 6.3

                      Properties not owned by the Borrower


None

                                  SCHEDULE 6.7

                                   Litigation

     On June 14, 2001, a lawsuit was filed in the District Court, Hidalgo County, Texas against Innerarity Austin, Inc., a Nevada corporation, and our wholly-owned subsidiary, AmeriVest Properties Texas, Inc., by Laura Smith alleging that the defendants were negligent and breached various duties in allowing our Mission, Texas building to be contaminated with airborne contaminants while leasing the premises to the plaintiff's employer, the Texas Department of Human Services. Innerarity Austin, Inc. was the previous owner of the property. The plaintiff alleges that due to the acts and omissions of the defendants, she has suffered serious and some permanent injuries and severe physical and mental pain. The plaintiff seeks monetary and other relief, including exemplary damages, in excess of $50,000, and pre-judgment and post-judgment interest as provided by law, costs of the lawsuit and such other relief to which the plaintiff may be justly entitled.

     On February 11, 2002, a lawsuit was filed in the District Court, Hidalgo County, Texas against our subsidiary, AmeriVest Properties Texas Inc., and Woodhaven Management Corporation, our external property manager, by Irma and Yreneo Carranza alleging that we and our property manager were negligent in maintaining our Mission, Texas building while leasing the premises to the plaintiffs' employer, the Texas Department of Human Services. Ms. Carranza alleges that due to the acts and omissions of the defendants, she has suffered serious and some permanent injuries and severe physical and mental pain and loss of consortium. Mr. Carranza alleges loss of consortium, loss of household services and nursing services. The plaintiffs seek monetary and other relief, including exemplary damages, and pre-judgment and post-judgment interest as provided by law, costs of the lawsuit and such other relief to which the plaintiffs may be justly entitled.

     On August 23, 2002, a lawsuit was filed in the District Court, County Arapahoe, Colorado, against our AmeriVest Broadway Properties Inc. subsidiary, Sheridan Realty Advisors, LLC and Porter Construction Services, Inc., by Jane Doe alleging that the defendants were negligent in maintaining security at our Panorama Falls building. The plaintiff alleges that due to the acts and omissions of the defendants, she was sexually assaulted and continues to suffer from physical injuries and mental anguish. The plaintiff seeks monetary relief, including exemplary damages, and pre- and post-judgment interest as provided by law, costs of the lawsuit and such other relief to which the plaintiff may be just entitled.

     We have asserted a general denial of the material allegations in each lawsuit. These lawsuits, if adversely determined, could have a material adverse effect on our business and financial condition, and we cannot assure you that other lawsuits will not be filed. Our insurance company is currently defending us in these lawsuits.



                                  SCHEDULE 6.15


               TRANSACTIONS BETWEEN AMERIVEST AND RELATED PARTIES

     This section describes the transactions we have engaged in with our current and past directors and officers and persons known by us to be the beneficial owners of 5% or more of our common stock during the past two fiscal years.

Relationships among AmeriVest and Various Sheridan Group Entities

     All of our executive officers and three of our directors have been officers, directors or investors in various real estate investment companies that are related to Sheridan Realty Advisors, our former administrator. These partnerships, corporations and limited liability companies have collectively been known as The Sheridan Group. All of the related party transactions described in this section concern these individuals and entities. The following table describes our officers and directors who have relationships with The
Sheridan Group:

Name                       Positions with AmeriVest
----                       ------------------------
William T. Atkins          Chief Executive Officer, Director and Chairman of the
                           Board
Charles K. Knight          President and Director
John Greenman              Vice President
Alexander Hewitt           Vice President and Secretary
D. Scott Ikenberry         Chief Financial Officer
Robert W. Holman           Director

       The following table describes the various entities within The Sheridan
Group which previously had or currently have a relationship with AmeriVest as described elsewhere in this section, the nature of that relationship and the ownership and position of AmeriVest officers, directors and principal stockholders in each entity in The Sheridan Group.

                                                       Owners of                       Management of
                             Primary Relationship   Sheridan Group    Ownership          Sheridan        Management
Sheridan Group Entity           to AmeriVest            Entity        Percentage       Group Entity       Position
---------------------        --------------------   --------------    ----------       ------------      ----------
Sheridan Realty              Former administrator       Atkins            20%             Atkins         Chairman
  Advisors, LLC              and current advisor        Knight            20%             Hewitt         Vice Chairman
                             and 1.3% stockholder       Greenman          20%             Knight         President
                             (1)                        Hewitt Trust      20%             Greenman       Senior V.P. CFO
                                                        Ikenberry         20%             Ikenberry

Sheridan Realty              3.1% stockholder           Sheridan       1% G.P.            Sheridan       General Partner
  Partners, L.P.                                        Realty Corp.   interest and       Realty
                                                                       3.1335% L.P.       Corp. (2)
                                                        Alexander      interest
                                                        Hewitt
                                                                       Beneficiary
                                                                       of two trusts
                                                                       which own
                                                                       20.15%

Sheridan                     18.2% stockholder          Atkins Ltd.     14.056%           Sheridan         Manager
  Investments, LLC                                      Partnership                       Development,
                                                                                          LLC (5)
                                                        Hewitt Trust    16.064%
                                                        Sheridan        8.835%
                                                        Management
                                                        Corp. (3)
                                                        Sheridan        Incentive
                                                        Development,    Interest (4)
                                                        LLC
---------------------

(1) Sheridan Realty Advisors receives an advisory and capital project fee, as well as vesting of AmeriVest warrants, for those services under the terms of our agreement with them, which expires on December 31, 2003. See "--Agreements with Sheridan Realty Advisors, LLC."

(2) Mr. Atkins is the President and a director and owns a 16.5% interest. Mr. Hewitt is the Executive Vice President and a director and owns a 20% interest through the Hewitt Trust. Mr. Holman is a director and owns a 5% interest. Mr. Ikenberry is the Chief Financial Officer and a director.

(3) Mr. Atkins is the President and a director and owns a 50% interest. Mr. Hewitt is the Executive Vice President and a director and owns a 50% interest through the Hewitt Trust.

(4) Sheridan Development receives a preferred distribution equal to 33 1/3% of distributions after other members have received a return of their original capital contribution plus their cumulative preferred return.

(5) Mr. Atkins is the Co-Manager and President and owns a 25.05% interest. Mr. Hewitt is the Co-Manager and Executive Vice President and owns 25.05% interest. Mr. Greenman is a Vice President and owns a 20% interest. Mr. Ikenberry is a Chief Financial Officer and owns a 15% interest. Mr. Knight is a Vice President and owns a 14.9% interest.

     For a description of the beneficial ownership of our shares by each of Messrs. Atkins, Hewitt, Holman and Knight and by Sheridan Investments, see "Beneficial Owners of Securities."

Asset Purchases and Sales Involving Related Parties

    Keystone Land Purchase

     In September 2002, we purchased from Sheridan Realty Partners, L.P., which is owned by certain of our executive officers and directors, 2.55 acres of vacant land adjacent to Keystone Office Park for a total purchase price of $320,000 paid in the form of our common stock.

    Sale of Interest in Panorama Falls Building

     On December 6, 2001, we completed the sale of an undivided 80% interest in the Panorama Falls building to Freemark Abbey Panorama, LLC. A partner in Freemark Abbey is an indirect beneficial owner of approximately 9% of Sheridan Investments, LLC, which is the beneficial owner of approximately 18% of our common stock. The aggregate sale price for the interest in Panorama Falls was $4,800,000 payable by the Freemark Abbey as follows:

   o $2,180,000 to KeyBank National Association to pay down a portion of the existing mortgage loan;

   o the assumption of 80% of the remaining existing mortgage loan in the amount of $2,395,732; and

   o  the remainder of $304,268, less closing costs, in cash to us.

     We retained a 20% interest in the property and will continue to operate and manage the property. We will earn a management fee equal to 5% of the gross revenues and an incentive fee from Freemark Abbey based on the total return of the investment. The incentive fee is calculated as 25% of the cash remaining after both parties have received distributions equal to their initial investments in the property plus a 12% annually compounded cumulative return.

    Purchase of Sheridan Plaza at Inverness, LLC

     On June 25, 2001, we purchased 100% of the ownership interests of Sheridan Plaza at Inverness, LLC from Sheridan Investments. Sheridan Plaza at Inverness, LLC owns two office buildings located in Englewood, Colorado consisting of 118,720 rentable square feet on approximately 6.7 acres of land with 405 total parking spaces, including 80 underground parking spaces. For accounting purposes, the purchase price was $22,895,067, which consisted of:

   o $705,135 for our 9.639% preferred membership interest in Sheridan Investments, LLC, the owner of all of o the membership interests in Sheridan Plaza at Inverness LLC, which was transferred back to Sheridan Investments, LLC;

   o $6,474,329 paid with (1) 1,057,346 shares of our common stock at a price of $5.69 per share (as required for accounting purposes, based on an average market price of the shares over a period of several days

   o before and after the date of the announcement of the acquisition) and (2) the cash proceeds of $458,030 from the sale of the Giltedge building;

   o assumption of the mortgage in the principal amount of $14,954,425 secured by the property; and

   o  assumption of other liabilities in the approximate amount of $761,178.

     We used the $458,030 in net cash proceeds from the sale of the Giltedge building to pay a portion of the purchase price for Sheridan Plaza at Inverness, LLC as part of an Internal Revenue Code Section 1031 tax-deferred exchange. We received stockholder approval for this transaction at a meeting held on June 20, 2001. As a result of the completion of this transaction, Sheridan Realty Advisors was entitled to a fee of $294,700, which is equal to 5% of the equity value of Sheridan Plaza at Inverness, LLC, in accordance with the terms of our advisory agreement with Sheridan Realty Advisors.

     Due to the fact that this transaction involved a related party, the acquisition was recorded at its historical net book value. The difference between the purchase price and the historical net book value was $4,507,557 and has been recorded as a non-cash dividend during 2001.

    Purchase of Sheridan Investments, LLC Interest

     Effective July 1, 2000, we purchased from Sheridan Realty Partners a 9.639% preferred membership interest in Sheridan Investments, through our wholly-owned subsidiary, AmeriVest Inverness Inc. Sheridan Investments owned all the ownership interests of Sheridan Plaza at Inverness, LLC, which owned a fee simple interest in Sheridan Plaza at Inverness and related assets. The purchase price of the membership interest was $658,918 payable in the form of 65,892 units, with each unit consisting of two shares of our common stock and one redeemable warrant to purchase one share of our common stock for $5.00 per share until July 10, 2005. These warrants were exercised by Sheridan Realty Partners in March 2001. The agreement also provided for a reduction to the purchase price if, on or before October 31, 2000, a member of Sheridan Investments sold a preferred membership interest at a price less than the purchase price paid by us or Sheridan Investments issued additional preferred membership interests with substantially the same terms as our membership interest at a price less than the purchase price paid by us. No such transaction occurred and no reduction in the purchase price took place. As a result of our purchase of the interest in Sheridan Investments, Sheridan Realty Advisors was entitled to a fee of $32,946, which is equal to 5% of the equity value of that interest, in accordance with our advisory agreement with Sheridan Realty Advisors.

    Purchase of Panorama Falls Property

     In order to pay a portion of the purchase price for the Panorama Falls property on May 25, 2000, we borrowed $225,000 from the Hewitt Trust, using $200,000 in connection with the purchase. This loan accrued interest at the prime rate, was due on demand after one year or five days after the closing of our 2000 public offering of units of common stock and warrants with proceeds to us of at least $2 million, and was unsecured. We repaid this loan in August 2000 with the proceeds of our public offering. Alexander S. Hewitt is a stockholder and officer of AmeriVest, an owner and officer of various Sheridan Group companies and a trustee and beneficiary of the Hewitt Trust.

Line of Credit with Sheridan Investments, LLC

     On June 13, 2001, our Board of Directors approved our obtaining a $500,000 one-year line of credit from Sheridan Investments. On March 11, 2002, the Board approved an increase in this line of credit to $1,500,000. As of April 30, 2002, we had an outstanding balance of $1,000,000 on this line of credit. This line of credit, which is unsecured and has a rate of interest equal to 75 basis points above the prevailing prime rate charged by Ferris, Baker Watts, provides us with additional liquidity on terms that are more favorable to us than our continuing line of credit with US Bank. Among the more favorable terms are the lack of fees and the unsecured nature of this line of credit. Our line of credit with US Bank is secured by a second mortgage on our Sheridan Center property and a negative pledge on the assets of our AmeriVest Buildings Texas Inc. subsidiary, with an interest rate equal to one point over that bank's prime lending rate.

Purchase of Key Man Life Insurance Policy

     In 2000, we purchased from Sheridan Investments the key man life insurance policy maintained on the life of William T. Atkins, our Chairman and Chief Executive Officer. We paid $79,376 for this policy, which was the excess of the cash value of the policy over the total loan outstanding on the policy. We paid this purchase price by issuing shares of our common stock valued at a price equal to the volume-weighted average trading price of our common stock for the five most recent trading days preceding December 18, 2000. This resulted in the issuance of 16,305 shares of our common stock valued at $4.868 per share.

Agreements with Sheridan Realty Advisors, LLC

     Effective January 1, 2000, we entered into an agreement with Sheridan Realty Advisors for it to act as our administrator and to assume responsibility for our day-to-day operations. This agreement was amended and restated in March 2001 and was further amended and restated as of January 1, 2002 to reduce the types of services provided to AmeriVest and the fees paid by AmeriVest to Sheridan Realty Advisors as a result of our purchase of the administrative, property management and accounting services business from Sheridan Realty Advisors, as described in more detail below.

     Prior to the amendment and restatement of the advisory agreement effective as of January 1, 2002, we paid Sheridan Realty Advisors a monthly administrative fee of $15,800, which was to increase annually by 5%, a property management and accounting fee equal to 5% of the gross collected rents received by us from the managed properties, and a capital project fee equal to 3% of the total cost of all capital projects in excess of $100,000 and approved by us. In addition, Sheridan Realty Advisors was entitled to an advisory fee equal to 5% of the equity value of all real property acquired or long-term leased by AmeriVest during the term of the agreement. Equity value is equal to the acquisition price of the property, including expenses of purchase, plus any capital expenditures and lease-up costs incurred in connection with the property during the first 12 months of ownership less any mortgage debt assumed or incurred in connection with the acquisition. This fee was intended to cover overhead expenses of Sheridan Realty Advisors not covered by the other fees paid by AmeriVest and is limited to amounts set forth in an annual budget submitted to AmeriVest.

     In addition, Sheridan Realty Advisors received incentive compensation in the form of five-year warrants to purchase up to 750,000 shares of our common stock at $5.00 per share. The warrants were issued as of January 1, 2000, and 225,000 warrants vested immediately after approval of the issuance of the warrants by our stockholders on June 6, 2000. Sheridan Realty Advisors may utilize the warrants as incentive compensation to its employees. Vested warrants may only be exercised beginning on January 1, 2003. The remaining 525,000 warrants vest only upon the completion of an acquisition or long-term lease of real property by us. During the year ended December 31, 2001, Sheridan Realty Advisors had approximately 387,662 warrants vest under this agreement. As of March 31, 2002, 436,457 of the remaining 525,000 warrants had vested. For a more detailed description of the warrant arrangements with Sheridan Realty Advisors under the advisory agreement, see "Executive Compensation--Sheridan Realty Advisors, LLC Warrants."

     As of December 31, 2001, we had no direct employees. At that date, Sheridan Realty Advisors had 31 employees who spent the majority of their time on our business. All five of our executive officers were employed by Sheridan Realty Advisors and received all of their cash or deferred compensation, health insurance benefits and reimbursement of approved business expenses from Sheridan Realty Advisors. In addition, our executive officers, who are also owners of Sheridan Realty Advisors, were entitled to receive a portion of the five-year incentive warrants described above. In 2001, our five executive officers earned aggregate cash or deferred compensation of $780,000 from Sheridan Realty Advisors, with each executive officer receiving compensation paid or deferred in excess of $100,000. As of March 31, 2002, we had an outstanding balance of $513,852 payable to Sheridan Realty Advisors in connection with previously performed services. Under an agreement between us and Sheridan Realty Advisors dated June 27, 2001, we do not have an obligation to pay any of this outstanding balance until July 27, 2002.

     Effective as of January 1, 2002, we purchased the administrative and property management and accounting services business from Sheridan Realty Advisors for the sum of $100 plus the book value of the furniture, fixtures and equipment at December 31, 2001, which was approximately $50,000. Three of our senior executives and 22 of the other employees of Sheridan Realty Advisors became our direct employees and manage our day-to-day operations. We agreed to assume sponsorship of, and all assets of and liabilities attributable to, the transferred employees under the employee benefit plans of Sheridan Realty Advisors. The three senior executives who became our employees, William T. Atkins, our Chief Executive Officer, Charles K. Knight, our President, and D. Scott Ikenberry, our Chief Financial Officer, will also remain employees of Sheridan Realty Advisors and their 2002 salary obligations will be shared between us and Sheridan Realty Advisors such that we will pay their cash compensation and Sheridan Realty Advisors will accrue their deferred compensation as a liability of Sheridan Realty Advisors.

     In connection with our purchase of the administrative and property management and accounting services business from Sheridan Realty Advisors, we amended and restated our advisory agreement with Sheridan Realty Advisors as of December 31, 2001 and became a self-administered REIT. Sheridan Realty Advisors continues to serve as an outside advisor to the company in connection with capital market activities, real estate acquisitions and dispositions and major capital projects. For these services, Sheridan Realty Advisors will continue to earn an advisory fee equal to 5% of the equity value of all real property acquired or long-term leased by us and a capital project fee equal to 3% of the total cost of all capital projects in excess of $100,000 and approved by us, as well as continued vesting of the warrants. The amended and restated advisory agreement expires on December 31, 2003 unless terminated earlier. The agreement may be terminated upon 120 days' notice by a majority of our directors who are not affiliated with Sheridan Realty Advisors or by a vote of a majority of our stockholders. In addition, we may terminate the agreement without penalty and without advance notice to Sheridan Realty Advisors upon a material change in the ownership, control or management of Sheridan Realty Advisors. The agreement provides that the resignation of either Mr. Atkins or Mr. Knight from Sheridan Realty Advisors without our prior approval will be deemed a material change in control of Sheridan Realty Advisors.

Conflicts of Interest Policies

     Our Board of Directors and our officers are subject to certain provisions of Maryland law which are designed to eliminate or minimize the effects of certain potential conflicts of interest. In addition, our bylaws provide that any transaction between us and an interested party must be fully disclosed to our Board, and that a majority of the directors not otherwise interested in the transaction (including a majority of independent directors) must make a determination that the transaction is fair, competitive and commercially reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

     Other than as described in this section, there are no material relationships between us and our directors, executive officers or known holders of more than 5% of our common stock.

                                  SCHEDULE 6.18
                     PHASE I ENVIRONMENTAL SITE ASSESSMENTS



Phase I Environmental Site Assessment of Centerra Building, 1873 S. Bellaire St., Denver, Colorado dated October 16, 2002 prepared by ENSR Corporation.

Phase I Environmental Site Assessment of Chateau Plaza, 2515 McKinney Avenue, Dallas, Texas dated November 4, 2002 prepared by ENSR Corporation.

                                  SCHEDULE 6.20

                     Rent Rolls for the Mortgaged Properties

Centerra Office Building, 1873 South Bellaire Street, Denver, Colorado -- See attached


Chateau Plaza Office Building, 2515 McKinney Avenue, Dallas, Texas -- A Rent Roll shall be certified and deliver to the Agent at the time that Chateau Plaza becomes a Mortgaged Property.

                                SCHEDULE 6.22(d)
                   PHYSICAL CONDITION SITE ASSESSMENT REPORTS


Property Evaluation Report Centerra Office Building Denver, Colorado dated September 20, 2002 prepared by LM Consultants, Inc.

Property Evaluation Report Chateau Plaza Dallas, Texas dated October 22, 2002 prepared by LM Consultants, Inc.

                                SCHEDULE 6.22(l)

                               MATERIAL AGREEMENTS



None.